UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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Global Telecom & Technology, Inc.

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TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
VOTING AND OTHER MATTERS
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 APPROVAL OF THE GLOBAL TELECOM & TECHNOLOGY, INC. 2011 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN
REPORT WITH RESPECT TO THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
GRANTS OF PLAN-BASED AWARDS For Fiscal Year Ended December 31, 2010
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2010
OPTION EXERCISES AND STOCK VESTED For Fiscal Year Ended December 31, 2010
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
OTHER INFORMATION

GLOBAL TELECOM & TECHNOLOGY, INC.

April 29, 2011

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Global Telecom & Technology, Inc. to be held at 10:00 a.m., local time, on, Thursday, June 9, 2011, at our offices, 8484 Westpark Drive, Suite 720, McLean, Virginia 22102.

At the annual meeting, you will be asked to (i) elect eight directors and (ii) approve a new equity incentive plan. Details regarding the matters to be acted upon at this meeting appear in the accompanying Notice of Annual Meeting and Proxy Statement. Our Board of Directors unanimously recommends that stockholders vote in favor of the election of the nominated directors and approval of the new equity incentive plan.

If you plan to attend the annual meeting, we request that you please attempt to provide at least two business days advance notice of your intent to attend by contacting Chris McKee, our General Counsel and Secretary, at (703) 442-5500. Whether or not you plan to attend the annual meeting, we urge you to complete, sign and date the accompanying proxy card and return it in the enclosed postage-prepaid envelope as soon as possible so that your shares will be represented at the annual meeting. If you later decide to attend the annual meeting or change your vote, you may withdraw your proxy and vote in person at the annual meeting. Voting by written proxy will ensure your representation at the annual meeting if you do not attend in person.

We thank you for your continued support of Global Telecom & Technology.

Very truly yours,

/s/  Richard D. Calder, Jr.
Richard D. Calder, Jr.
President and Chief Executive Officer

GLOBAL TELECOM & TECHNOLOGY, INC.
8484 Westpark Drive
Suite 720
McLean, Virginia 22102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON Thursday, June 9, 2011

The Annual Meeting of Stockholders of Global Telecom & Technology, Inc., a Delaware corporation, will be held at 10:00 a.m., local time, on Thursday, June 9, 2011, at our offices, 8484 Westpark Drive, Suite 720, McLean, Virginia 22102 for the following purposes:

1. To elect eight directors to serve for a one-year term expiring at the 2011 Annual Meeting or until their successors are duly elected and qualified or until their earlier resignation or removal;

2. To approve the Global Telecom & Technology, Inc. 2011 Employee, Director and Consultant Stock Plan; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this Notice.

Only stockholders of record at the close of business on April 18, 2011 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting and vote in person. If you plan to attend the annual meeting, we request that you please attempt to provide at least two business days advance notice of your intent to attend by contacting the undersigned at (703) 442-5500. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may vote in person at the meeting even if you have previously returned a proxy.

Sincerely,

/s/  Chris McKee
Chris McKee
General Counsel and Secretary

McLean, Virginia
April 29, 2011

GLOBAL TELECOM & TECHNOLOGY, INC.
8484 Westpark Drive
Suite 720
McLean, Virginia 22102

PROXY STATEMENT

VOTING AND OTHER MATTERS

General

The enclosed proxy is solicited on behalf of Global Telecom & Technology, Inc., a Delaware corporation, by our Board of Directors for use at our Annual Meeting of Stockholders to be held on Thursday, June 9, 2011 at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth in this proxy statement and in the accompanying meeting notice. The meeting will be held at our offices, 8484 Westpark Drive, Suite 720, McLean, Virginia 22102.

These proxy solicitation materials were first mailed on or about May 9, 2011 to all stockholders entitled to vote at the meeting.

Voting Securities and Voting Rights

Stockholders of record at the close of business on April 18, 2011, which we have set as the record date, are entitled to notice of and to vote at the meeting. On the record date, there were issued and outstanding 18,687,491 shares of our common stock. Each stockholder voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting.

The presence, in person or by proxy, of the holders of a majority of our outstanding common stock entitled to vote at the meeting constitutes a quorum for the transaction of business at the meeting. Assuming that a quorum is present, a plurality of affirmative votes properly cast in person or by proxy will be required to elect directors.

Votes cast by proxy or in person at the meeting will be tabulated by the inspector of elections appointed for the meeting and will determine whether a quorum is present. The inspector of elections will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will be counted toward the tabulation of votes cast as proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

Whether or not they plan to attend the Annual Meeting, a person may vote by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose. If a person attends the meeting, he or she may vote in person even if such individual had previously returned a proxy card.

Voting of Proxies

When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted “for” the election as directors of the nominees set forth in this proxy statement and “for” approval of the Global Telecom & Technology, Inc. 2011 Employee, Director and Consultant Stock Plan.

Revocability of Proxies

Any person giving a proxy may revoke the proxy at any time before its use by delivering to us either a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

Solicitation

We will pay for this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.

Deadline for Receipt of Stockholder Proposals

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2012 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, or Exchange Act, by the Securities and Exchange Commission, or SEC, must be received at our principal executive offices not later than January 12, 2012 which is 120 days prior to the first anniversary of the mailing date of this proxy statement. Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our proxy statement.

If a stockholder who wishes to present a proposal fails to notify us by January 12, 2012 and such proposal is brought before the 2012 annual meeting, under the SEC’s proxy rules, the proxies solicited by management with respect to the 2012 annual meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. Stockholders should submit their proposals to Global Telecom & Technology, Inc., 8484 Westpark Drive, Suite 720, McLean, Virginia 22102, Attention: Corporate Secretary.

Annual Report and Other Matters

Our annual report on Form 10-K for the year ended December 31, 2010, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our Company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

We will provide, without charge, additional copies of our annual report on Form 10-K for the year ended December 31, 2010, as filed with the SEC, to each stockholder of record as of the record date who requests a copy in writing. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibit. Any such requests should be directed to our Company’s secretary at our executive offices set forth in this proxy statement.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Our certificate of incorporation and bylaws provide that the number of our directors shall be fixed from time to time by resolution of our Board of Directors. Presently, the number of directors is fixed at eight. At each annual meeting of stockholders, directors will be elected for one-year terms to succeed the directors whose terms are expiring. Richard D. Calder, Jr., H. Brian Thompson, S. Joseph Bruno, Didier Delepine, Rhodric C. Hackman, Howard Janzen, Morgan E. O’Brien and Theodore B. Smith, III each have been nominated by our Board of Directors’ Nominating and Governance Committee for re-election for one-year terms expiring in 2012.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named above. Each of the nominees is currently a director of our Company. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

The Board of Directors recommends a vote “for” the nominees named herein.

Nominees for Director Standing for Election

The specific backgrounds and qualifications of our current directors, each of whom is nominated for re-election at our 2010 annual meeting of stockholders, is reflected in each director’s biography below.

Richard D. Calder, Jr., 47, has served as our Chief Executive Officer and Director since May 2007. Prior to joining us, from 2004 to 2006, Mr. Calder served as President & Chief Operating Officer of InPhonic, Inc., a publicly-traded online seller of wireless services and products. From 2001 to 2003, Mr. Calder served in a variety of executive roles for Broadwing Communications, Inc., including as President — Business Enterprises and Carrier Markets. From 1996 to 2001, Mr. Calder held several senior management positions with Winstar Communications, ultimately serving as President of the company’s South Division. In 1994, Mr. Calder helped to co-found Go Communications, a wireless communications company, and served as its Vice President of Corporate Development from its founding until 1996. Prior to co-founding Go Communications, Mr. Calder held a variety of marketing, business development, and engineering positions within MCI Communications, Inc. and Tellabs, Inc. Mr. Calder holds a Masters in Business Administration from Harvard Business School and received his Bachelor of Science in Electrical Engineering from Yale University. Mr. Calder’s role as an executive officer serving on the Board of Directors, together with his extensive relevant industry experience, qualify him for election to the Board of Directors.

H. Brian Thompson, 72, has served as Chairman of our Board of Directors since January 2005 and as our Executive Chairman since October 2006. From January 2005 until October 2006, Mr. Thompson also served as our Chief Executive Officer. Mr. Thompson continues to head his own private equity investment and advisory firm, Universal Telecommunications, Inc., focused on both start-up companies and consolidations taking place in the information/telecommunications business areas both domestically and internationally. From December 2002 to June 2007, he was Chairman of Comsat International, one of the largest independent telecommunications operators serving all of Latin America. He previously served as Chairman and Chief Executive Officer of Global TeleSystems Group, Inc. from March 1999 through September 2000. Mr. Thompson also served as Chairman and CEO of LCI International, Inc. from 1991 until its sale to Qwest Communications International, Inc. in June 1998. He became Vice Chairman of the Board for Qwest until his resignation in December 1998. From 1981 to 1990, Mr. Thompson served as Executive Vice President of MCI Communications Corporation. He currently serves as a member of the board of directors of Axcelis Technologies, Inc., ICO Global Communications (Holdings) Limited, Penske Automotive Group, Inc. and Sonus Networks, Inc. Mr. Thompson served as the Co-Chairman for the Americas and is currently on the Executive Committee of the Global Information Infrastructure Commission, a multinational organization launched in Brussels in 1995 to chart the role of the private sector in the developing global information and telecommunications infrastructure. He serves as a member of the Irish Prime Minister’s Ireland-America Economic Advisory Board. Mr. Thompson received his Masters of Business Administration from Harvard’s Graduate School of Business and holds an undergraduate degree in Chemical Engineering from the University of Massachusetts. Mr. Thompson’s extensive relevant industry experience, as both an executive officer and board member of communications companies, together with his investing experience, qualify him for election to the Board of Directors.

S. Joseph Bruno, 62, has been a Director since May 2007. Mr. Bruno has served since 2003 as President and CEO of Building Hope, a private foundation affiliated with Sallie Mae that develops and finances real estate facilities for charter schools in Washington, DC. From 2001 to 2004, Mr. Bruno served as Senior Consultant- eHealth Division of BCE Emergis, an eCommerce service provider in the health and financial services sectors, where he focused on financial reporting, mergers and acquisitions, and tax compliance. From 2000 to 2002, Mr. Bruno also served as Director — International Operations for Carey International. From 1995 to 2000, Mr. Bruno was Senior Vice President, Chief Financial Officer and Corporate Secretary of United Payors & United Providers, Inc., a publicly-traded service provider in the health care industry. From 1989 to 1995, he was a partner at Coopers & Lybrand LLP, an international public accounting firm. From 1986 to 1989, Mr. Bruno served as Senior Vice President of Operations and Chief Financial Officer of Jurgovan & Blair, Inc., a health care and information technology services provider, and from 1971 to 1986, he was employed by KPMG Peat Marwick LLP, an international public accounting firm, including six years as a partner. Mr. Bruno currently serves on the boards of the

DC Prep Charter School, the Center City Public Charter Schools, Georgetown University Hospital and Intergroup Service Corporation. Mr. Bruno has been a certified public accountant since 1972. Mr. Bruno received a B.A. in Finance and Accounting from the University of Maryland. Mr. Bruno’s extensive financial reporting experience, together with his managerial experience as both an executive officer and director, qualify him for election to the Board of Directors.

Didier Delepine, 63, has been a Director since October 2006. Mr. Delepine served as president and Chief Executive Officer of Equant NV, a global networking and managed communications solution provider to multinational corporations from 1998 to 2003. From 1995 to 1998, he served as president and Chief Executive Officer of Equant’s Network Services division. Mr. Delepine began his career at SITA, the global telecommunications and technology organization supporting the world’s airlines. From 1987 to 1997, as Senior Vice President in charge of the global network, he led the network development, investments and operation. He also served as chairman and president of ITS Americas, a company specializing in LAN/WAN integration and facility management for U.S. corporations. Mr. Delepine is a member of the board of directors of Viatel Ltd., Orbcomm Inc. and is a member of the board of advisors of Ciena Corporation. Mr. Delepine previously served on the boards of directors of Intelsat Ltd (2003 to 2005) and Eircom Ltd (2003 to 2006) until their privatizations. Mr. Delepine’s extensive relevant industry experience, as both an executive officer and board member of communications companies, qualify him for election to the Board of Directors.

Rhodric C. Hackman, 63, has been a Director since January 2005, and from January 2005 to October 2006 served as our President and Secretary. In October 1999, Mr. Hackman co-founded Mercator Capital L.L.C., a merchant and investment bank focused on communications, media and technology. Mr. Hackman has been a partner of Mercator Capital and its affiliates since formation. Mr. Hackman received a B.S. from the United States Naval Academy and an M.B.A. from Cornell University. Mr. Hackman’s extensive experience in corporate finance regarding telecommunications companies qualify him for election to the Board of Directors.

Howard E. Janzen, 57, has been a Director since October 2006. From March 2007 to April 2011, Mr. Janzen served as Chief Executive Officer of One Communications, a privately-held competitive local telecommunications service provider. Mr. Janzen previously served as President of Sprint’s Business Solutions Group, a division of Sprint Corporation serving business customers, from January 2004 to September 2005. From May 2003 to January 2004, Mr. Janzen served as President of Sprint’s Global Markets Group, a division of Sprint serving both consumer and business customers. From October 2002 to May 2003, Mr. Janzen served as President and Chief Executive Officer of Janzen Ventures, Inc., a private equity firm. From 1994 to October 2002, Mr. Janzen served as President and Chief Executive Officer, and from 2001 to October 2002 as Chairman, of Williams Communications Group, Inc., a technology company, which emerged from bankruptcy in October 2002 as WilTel Communications Group, Inc. Williams Communications Group, Inc. filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in April 2002. Mr. Janzen currently serves on the board of directors of Sonus Networks, Inc., Vocera Communications, Inc., Anyware Mobile Solutions, a division of Macrosolve Inc. and Exanet, Inc. Mr. Janzen holds B.S. and M.S degrees in Metallurgical Engineering from the Colorado School of Mines. Mr. Janzen’s extensive relevant industry experience, as both an executive officer and board member of communications companies, qualify him for election to the Board of Directors.

Morgan O’Brien, 66, has been a Director since October 2006, and from January 2005 to October 2006 served as a Special Advisor to our Company. Mr. O’Brien is a co-founder and serves as Chairman and Chief Executive Officer of Cyren Call Communications, a company seeking to create a nationwide, seamless, ultra-broadband network for public safety communications. Mr. O’Brien was the co-founder of Nextel Communications, Inc. in 1987 and served as its Chairman from 1987 to 1995, and then as Vice-Chairman until its merger with Sprint Communications in 2005. Recently Mr. O’Brien was inducted into the Washington Business Hall of Fame. He currently serves on the board of trustees of The Field School in Washington, D.C. and as a member of the Law Board of Northwestern University School of Law. Mr. O’Brien received an A.B. in Classical Studies from Georgetown University and a law degree from Northwestern University. Mr. O’Brien’s extensive relevant industry experience, as both an executive officer and board member of communications companies, qualify him for election to the Board of Directors.

Theodore B. Smith, III, 48, has been a Director since December 2007. Mr. Smith currently serves as the Chairman and Chief Executive Officer of John Hassall, Inc., a privately held manufacturer of cold formed rivets. From 1997 to 2004, Mr. Smith served as President of John Hassall, Inc. prior to his election as its Chairman and Chief Executive Officer. From 1989 to 1997, Mr. Smith served in various positions in manufacturing and sales for John Hassall, Inc. Mr. Smith holds Bachelors of Arts degrees in Economics and Art from Colgate University. Mr. Smith’s extensive executive experience including his sales experience, qualify him for election to the Board of Directors.

PROPOSAL 2

APPROVAL OF THE GLOBAL TELECOM & TECHNOLOGY, INC. 2011 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

Overview

We are asking our stockholders to approve the Global Telecom & Technology, Inc. 2011 Employee, Director and Consultant Stock Plan , or the 2011 Plan. It is expected that the Board of Directors will approve the 2011 Plan on May 3, 2011, and direct that it be submitted to the stockholders for approval at the annual meeting. The 2006 Employee, Director and Consultant Stock Plan, or the Existing Plan, will continue according to its terms as in effect prior to the stockholder approval of the 2011 Plan.

The purpose of the 2011 Plan is to encourage ownership of shares of our Company’s common stock by employees, directors and certain consultants of our Company in order to attract and retain them, to induce them to work for the benefit of our Company (or an affiliate of our Company, as defined in the 2011 Plan) and to provide incentives for them to promote the success of our Company (or our affiliate). If approved, the 2011 Plan will be an important component of the total compensation package offered to employees, directors and consultants. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the proposal to approve the 2011 Plan.

The Board of Directors recommends a vote “for” the proposal to approve the 2011 Plan.

Description of the 2011 Plan

The following is a summary of the principal features of the 2011 Plan and its operation and is qualified by reference to the full text of the 2011 Plan, a copy of which is attached as Appendix A to this proxy statement.

Administration.  The 2011 Plan is administered by the Board of Directors except to the extent the Board of Directors delegates its authority to a committee. Generally, a committee that administers the plan shall be comprised of two or more “non-employee directors,” as that term is defined in Rule 16b-3 adopted under the Exchange Act. If an award is intended to qualify for the performance based compensation exemption to the deduction limits under Section 162(m), or 162(m) Awards, of the Internal Revenue Code of 1986, as amended, or the Code, the committee granting the award shall also satisfy the requirements of “outside directors” under Code Section 162(m). Subject to the terms of the 2011 Plan, the Board of Directors has the power to select the persons who are eligible to receive awards under the 2011 Plan, the type and amount of awards to be granted, and the terms and conditions of the awards and to otherwise approve the total amount of awards that may be granted, and to interpret the 2011 Plan. The Board of Directors may delegate its authority under the 2011 Plan described in the preceding sentence to the committee (as described above) or to any member of any of them or other persons, to the extent permitted by applicable law.

Eligibility.  Any employee, director or consultant of our Company or one of our affiliates selected by the 2011 Plan administrator is eligible to participate in the 2011 Plan. Grants of incentive stock options may only be made to employees of our Company or one of our affiliates.

Shares Subject to the 2011 Plan.  The maximum number of shares of our Company’s common stock, par value $0.001 per share, that may be delivered pursuant to awards granted under the 2011 Plan is 3,000,000 shares. Any shares subject to an award under the 2011 Plan that are forfeited or terminated, expire unexercised, lapse or are otherwise canceled or surrendered in a manner that the shares of common stock covered by the award are not issued may be used again for awards under the 2011 Plan.

Awards Available for Grant.  Awards may be made under the 2011 Plan in the form of options (incentive stock options or nonqualified stock options), stock grants (whether or not subject to restrictions) and other stock based awards (which would include stock appreciation rights, stock units and dividend equivalents, among others), or any combination of the foregoing. The administrator of the 2011 Plan may make grants under the 2011 Plan at any time after it is adopted by the Board of Directors. Grants made prior to approval of the 2011 Plan by the stockholders that are intended to be 162(m) Awards will be subject to and contingent on the stockholders’ approval. If the stockholders fail to approve the 2011 Plan at the annual meeting, the 2011 Plan will terminate and no further grants may be made under the 2011 Plan. Any grants made prior to the stockholders meeting, but after Board of Directors’ approval (that are not subject to stockholder approval under the 2011 Plan) will remain outstanding in accordance with the original terms of the grant.

No more than 3,000,000 shares of common stock may be issued under the 2011 Plan or transferred upon exercise or settlement of incentive stock options. Awards with respect to shares of common stock, other than dividend equivalents, granted to any one individual under the 2011 Plan may not be made with respect to more than 3,000,000 shares of common stock, in the aggregate, in any consecutive 12-month period, subject to adjustment based on a change in the capitalization of our Company as describe din the 2011 Plan.

Adjustment of Shares.  If (i) our Company’s common stock is subdivided or combined into a greater or smaller number of shares or if our Company issues any shares of common stock as a stock dividend on its outstanding common stock, or (ii) additional shares or new or different shares or other securities of our Company or other non-cash assets are distributed with respect to the common stock, the number of shares deliverable upon the exercise of an award under the 2011 Plan shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made (including as to the purchase price or exercise price per share, and the number of shares available under the 2011 Plan) to reflect such events, as determined by the administrator. In the event of a recapitalization or reorganization of our Company (other than a corporate transaction, which is described below) pursuant to which securities of our Company or of another corporation are issued with respect to the outstanding shares of our Company’s common stock, a participant upon exercising an option or accepting a stock award or other stock based award after the recapitalization or reorganization shall be entitled to receive, for the purchase price paid (if any) upon such exercise or acceptance, the number of replacement securities which would have been received if the option had been exercised or the other award accepted prior to such recapitalization or reorganization.

Amendment of the 2011 Plan.  The administrator of the 2011 Plan has the power and authority to terminate or amend the 2011 Plan at any time; provided, however, that, to the extent that the administrator determines that the listing requirements of any national securities exchange or quotation system on which our Company’s common stock is then listed or quoted, or the Code or related treasury regulations, require stockholder approval in order to maintain compliance with applicable listing requirements or to maintain any favorable tax advantages or qualifications, then the 2011 Plan shall not be amended without approval of our Company’s stockholders. The Committee may amend any award agreement at any time. No amendment to the 2011 Plan and no amendment to any award agreement may adversely affect any rights of a holder of an outstanding award under the 2011 Plan without the holder’s consent, unless the right has been reserved in the 2011 Plan or award agreement.

Repricing.  The Committee generally may not reprice, replace or regrant or modify the exercise price or base price of any award granted under the 2011 Plan other than that which occurs as a result of an adjustment of shares, as described above.

Deferrals.  The Committee may permit the deferral of settlement of awards granted under the 2011 Plan.

Termination of the Plan.  The 2011 Plan will terminate no later than the day before the tenth anniversary of the date the stockholders approve the 2011 Plan, unless the 2011 Plan is terminated earlier or, with the approval of stockholders, is extended by the Board of Directors.

Transferability.  Rights under any award granted under the 2011 Plan may generally not be transferred other than by will or the laws of descent and distribution unless, for awards other than incentive stock options and those subject to Section 409A of the Code, otherwise determined by the administrator.

Corporate Transaction.  Upon the occurrence of a corporate transaction (as defined in the 2011 Plan) the administrator may provide for the continuation or termination of outstanding awards.

Award Agreements and Term.  All awards under the 2011 Plan will be authorized by the administrator of the 2011 Plan. Each award will be evidenced by award agreements setting forth the terms and conditions of the award and, in some instances, will be conditioned on the participants’ written acknowledgement that all decisions and determinations by the administrator under the 2011 Plan are final and binding. No new awards may be granted under the 2011 Plan after ten years from the date on which it is approved by the Board of Directors.

Registration Requirements.  The administrator of the 2011 Plan is under no obligation to register the sale, issuance, transfer or resale of shares of common stock subject to the 2011 Plan by filing a Form S-8 or Form S-3 (or any applicable successor from under the Securities Act of 1933, or the Securities Act. The administrator may, in its discretion, permit the issuance of shares under the 2011 Plan prior to the registration if an exemption to registration under applicable securities laws permits the issuance. Our Company will not be liable for any losses to participants or their successors resulting from our Company’s failure to register or any delay in registering shares issuable under the 2011 Plan or otherwise issuing shares under the 2011 Plan in settlement of an award.

Awards Generally

Stock Options.  A grant of a stock option entitles a participant to purchase from our Company a specified number of shares of our Company’s common stock at a specified price per share. In the discretion of the administrator of the 2011 Plan, stock options may be granted as nonqualified stock options or incentive stock options, but incentive stock options may only be granted to employees of our Company or our affiliates.

The administrator may fix any price as the purchase price per share of our Company’s common stock which may be purchased under a stock option but the price must be at least equal to the fair market value of our Company’s common stock on the date of grant. Options granted under the 2011 Plan will be subject to the terms, including price and conditions and timing of exercise, as determined by the administrator and specified in the applicable award agreement. The exercise price for shares of common stock acquired on exercise of a stock option must be paid in cash or, at the discretion of the administrator, by delivery of shares of our Company’s common stock, a net exercise, a cashless exercise, or any other lawful method the administrator determines to be acceptable. The administrator may establish and change the rules for the timing of payment of the exercise or base price and withholding taxes.

Stock Awards.  A stock award is an award of shares of our Company’s common stock, which may or may not be subject to restrictions or limitations set forth in the 2011 Plan and/or in the related award agreement. The award agreement for stock awards will specify the time or times within which the stock award may be subject to forfeiture and any performance goals or employment goals that must be met in order to remove any restrictions on the stock award.

Other Awards.  The Committee may grant to any participant other forms of awards based upon our Company’s common stock. The terms and conditions of the other forms of awards shall be specified in the applicable award agreement.

Termination of Employment, Death or Disability.  The 2011 Plan contemplates default treatment of awards in the event of termination of employment, death or disability. The administrator of the 2011 Plan may specify in each award agreement other terms and conditions for becoming vested in, and exercising (where applicable), and forfeiting awards upon the termination of a participant’s employment, death and disability.

Federal Income Tax Consequences

The following is a general summary as of the date of this proxy statement of the United States federal income tax consequences associated with the grant of awards under the 2011 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances.

Also, this information may not be applicable to employees of foreign subsidiaries or to participants who are not residents of the United States. Participants are encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2011 Plan.

Nonqualified Stock Options.  A participant receiving a nonqualified stock option will not recognize income and our Company will not be allowed a deduction at the time the option is granted. When a participant exercises a nonqualified stock option, the participant will have ordinary income (subject to applicable withholding requirements) equal to the excess, if any, of the fair market value of the stock on the date of exercise over the option price. Our Company will be entitled to a deduction for federal income tax purposes in an equal amount (subject to Code Section 162(m)). The participant will have a basis in the shares equal to the fair market value of the shares on the date of exercise of the option. When a participant disposes of shares acquired by the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as short-term or long-term capital gain, depending upon whether the participant held the shares for more than one year following the exercise of the option. If the amount received is less than the fair market value of the shares on the date of exercise, the loss will be treated as short-term or long-term capital loss, depending upon whether the participant held the shares for more than one year following the exercise of the option.

Incentive Stock Options.  Incentive stock options granted under the 2011 Plan are intended to meet the requirements of Code Section 422 to qualify as “incentive stock options.” A participant receiving a grant of incentive stock options will not recognize income and our Company will not be allowed a deduction at the time the option is granted. When a participant exercises an incentive stock option while employed by our Company or our affiliates or within the three-month (one year for disability) period after termination of employment, no ordinary income will be recognized by the participant at that time (and no deduction will be allowed to our Company) but the excess of the fair market value of the shares acquired by the exercise over the option price will be taken into account in determining the participant’s alternative minimum taxable income for purposes of the federal alternative minimum tax. If the shares acquired upon exercise are not disposed of until more than two years after the date of grant and one year after the date of transfer of the shares to the participant (statutory holding periods), the excess of the sale proceeds over the aggregate option price of the shares will be taxable as long-term capital gain, and our Company will not be entitled to any federal income tax deduction. Except in the event of death, if the shares are disposed of prior to the expiration of the statutory holding periods (a “Disqualifying Disposition”), the excess of the fair market value of the shares at the time of exercise over the aggregate option price (but not more than the gain on the disposition if the disposition is a transaction in which a loss, if sustained, would be recognized) will be ordinary income (subject to applicable withholding requirements) at the time of the Disqualifying Disposition (and our Company or our affiliate will be entitled to a federal tax deduction in a like amount, subject to Code Section 162(m)), and the balance of the gain, if any, will be capital gain (short-term or long-term depending upon whether the participant held the shares for more than one year following the exercise of the option). To the extent that the aggregate fair market value of stock (determined on the date of grant) with respect to which incentive options become exercisable for the first time during any calendar year exceeds $100,000, the excess options will be treated as nonqualified options.

Payment Using Shares.  If a participant pays the exercise price of a nonqualified or incentive stock option with certain previously-owned shares of our Company’s common stock and the transaction is not a Disqualifying Disposition, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The shares received in excess of the number surrendered will not be taxable if an incentive stock option is being exercised, but will be taxable as ordinary income to the extent of their fair market value if a nonqualified stock option is being exercised. The participant does not recognize income and our Company receives no deduction as a result of the tax-free portion of the exchange transaction. If the use of previously acquired incentive stock option shares to pay the exercise price of another incentive stock option constitutes a Disqualifying Disposition, the tax results are as described in the preceding paragraph. The income treatment will apply to the shares disposed of, but will not affect the favorable tax treatment of the shares received.

Stock Awards.  For so long as a stock award remains unvested or otherwise subject to a substantial risk of forfeiture (i.e., restricted), a participant will not recognize compensation income and our Company will not be allowed a deduction. When an award vests or otherwise ceases to be subject to a substantial risk of forfeiture, the excess of the fair market value of the award on the date of vesting or the cessation of the substantial risk of forfeiture over the amount paid, if any, by the participant for the award will be ordinary income (subject to applicable withholding requirements) to the participant and will be claimed as a deduction for federal income tax purposes by our Company (subject to Code Section 162(m)). Upon disposition of the shares received, the gain or loss recognized by the participant will be treated as capital gain or loss, and the capital gain or loss will be short-term or long-term depending upon whether the participant held the shares for more than one year following the vesting or cessation of the substantial risk of forfeiture. However, by filing a Code Section 83(b) election with the Internal Revenue Service within 30 days after the date of grant, a participant’s ordinary income and commencement of holding period and our Company’s deduction will be determined as of the date of grant. In this case, the amount of ordinary income recognized by the participant and deductible by our Company will be equal to the excess of the fair market value of the award as of the date of grant over the amount paid, if any, by the participant for the award. If a Code Section 83(b) election is made and a participant later forfeits his or her award, no refund or deduction will be allowed for the amount previously included in the participant’s income.

Other Stock Awards.  A participant granted dividend equivalents or other stock based awards under the 2011 Plan generally will not recognize income and our Company will not be allowed a deduction at the time the award is granted. When a participant receives payment upon settlement of the award, the amount paid to the participant for the award will be ordinary income to the participant and will be claimed as a deduction for federal income tax purposes by our Company (subject to Code Section 162(m)).

Certain Limitations on Deductibility of Executive Compensation — Code Section 162(m).  With certain exceptions, Code Section 162(m) denies a deduction to a publicly held corporation (such as our Company) for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of a nonqualified stock option or stock appreciation right, or the disqualifying disposition of stock purchased pursuant to an incentive stock option). One exception applies to certain performance-based compensation, provided that the compensation has been approved by stockholders in a separate vote and certain other requirements are met. If approved by our stockholders, we believe that stock options and any stock appreciation rights granted under the 2011 Plan should qualify for the performance-based compensation exception to Code Section 162(m).

Requirements Regarding Deferred Compensation.  It is intended that the benefits under the 2011 Plan will not be subject to the additional tax imposed by Code Section 409A (a recently enacted provision governing nonqualified deferred compensation plans.) To the extent there are any ambiguities in the 2011 Plan, the Plan will be interpreted and administered according to the requirements of Code Section 409A.

ERISA.  Our Company believes that the 2011 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and is not qualified under Code Section 401(a).

New Plan Benefits: Awards Granted under the 2011 Plan

The awards to be made under the 2011 Plan are not determinable and past awards under the Existing Plan are not necessarily representative of expectations for future awards under the 2011 Plan.

Information Relating to Corporate Governance and the Board of Directors

The Nominating and Governance Committee of our Board of Directors has determined, after considering all the relevant facts and circumstances, that each of Messrs. Bruno, Delepine, Janzen, O’Brien, and Smith are independent directors, as “independence” is defined in the federal securities laws and the Nasdaq Marketplace Rules.

Our bylaws authorize our Board of Directors to appoint among its members one or more committees, each consisting of one or more directors. Our Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

Our Board of Directors has adopted charters for the Audit, Compensation and Nominating and Governance Committees describing the authority and responsibilities delegated to each committee by the Board of Directors. Our Board of Directors has also adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and a Whistleblower Policy. We post on our website, at www.gt-t.net, the charters of our Audit, Compensation and

Nominating and Governance Committees and our Corporate Governance Guidelines, Code of Business Conduct and Ethics and Whistleblower Policy. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this proxy statement. We intend to disclose on our website any amendments to or waivers of a provision of our Code of Business Conduct and Ethics made with respect to our directors or executive officers.

Interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including our independent directors and the members of our various board committees, by submitting a letter addressed to the Board of Directors of Global Telecom & Technology, Inc. c/o any specified individual director or directors at the address listed herein. Any such letters will be sent to the indicated directors.

The Audit Committee

The purpose of the Audit Committee is (i) to oversee the accounting and financial and reporting processes of our Company and the audits of the financial statements of our Company, (ii) to provide assistance to our Board of Directors with respect to its oversight of the integrity of the financial statements of our Company, our Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of our Company’s internal audit function, if any, and independent registered public accounting firm, and (iii) to prepare the report required by the rules promulgated by the SEC. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our Company’s accounting and financial reporting process and audits of the financial statements of our Company on behalf of our Board of Directors. The Audit Committee also selects the independent registered public accounting firm to conduct the annual audit of the financial statements of our Company; reviews the proposed scope of such audit; reviews accounting and financial controls of our Company with our financial accounting staff; and, unless otherwise delegated by our Board of Directors to another committee, reviews and approves transactions between us and our directors, officers, and their affiliates.

The Audit Committee currently consists of Messrs. Bruno, Smith, and Delepine, each of whom is an independent director of our Company under the Nasdaq Marketplace Rules and under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. The Board of Directors previously determined that all members of the Audit Committee meet the requirements for financial literacy and that Mr. Bruno qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. Mr. Bruno serves as the Chairman of the Audit Committee.

The Compensation Committee

The purpose of the Compensation Committee includes determining, or recommending to our Board of Directors for determination, the compensation of our Chief Executive Officer and any other executive officer of our Company who reports directly to the Board of Directors, and the members of the Board of Directors; determining, or recommending to the Board of Directors for determination, the compensation of all other executive officers of our Company; and discharging the responsibilities of our Board of Directors relating to our Company’s compensation programs and compensation of our Company’s executives. In fulfilling its responsibilities, the Compensation Committee shall also be entitled to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee. Information regarding our Company’s processes and procedures for the consideration and determination of executive and director compensation is addressed in the Compensation Discussion and Analysis below. The Compensation Committee currently consists of Messrs. Janzen, Hackman, and Smith. Mr. Janzen serves as the Chairman of the Compensation Committee.

The Nominating and Governance Committee

The purpose of the Nominating and Governance Committee includes selecting, or recommending to our Board of Directors for selection, the individuals to stand for election as directors at each annual meeting of our stockholders or, if applicable, a special meeting of our stockholders, overseeing the selection and composition of committees of our Board of Directors, overseeing our management continuity planning processes, and reviewing and updating our corporate governance policies, as applicable. The Nominating and Governance Committee identifies and reviews the qualifications of new director nominees consistent with selection criteria established by our Board of Directors and recommends the slate of nominee for inclusion in our Company’s proxy statement. The Nominating and Governance Committee’s process for selecting nominees to our Board of Directors is described in more detail under “Nominating and Governance Committee’s Process for Selecting Nominees to the Board of Directors” below. The Nominating and Governance Committee is also responsible for conducting the periodic evaluation of the performance of our Board of Directors and its committees and for considering questions of independence and possible conflicts of interest of members of our Board of Directors and executive officers. The Nominating and Governance Committee currently consists of Messrs. Delepine, Janzen and O’Brien. Mr. Delepine serves as the Chairman of the Nominating and Governance Committee.

Nominating and Governance Committee’s Process for Selecting Nominees to the Board of Directors

The Nominating and Governance Committee considers candidates for membership to our Board of Directors who are suggested by its members and other Board of Directors members, as well as by management, stockholders and other interested parties. The Nominating and Governance Committee may also retain a third-party search firm to identify candidates from time to time upon request of the Nominating and Governance Committee or the Board of Directors.

Stockholders can recommend a prospective nominee for our Board of Directors by writing to our Corporate Secretary at our Company’s corporate headquarters setting forth, as to each person whom the stockholder proposes to nominate for election as a director (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) a description of the capital stock of our Company owned beneficially or of record by the person, and (d) any other information relating to the person that would be required to be disclosed in a proxy statement, and whatever additional supporting material the stockholder considers appropriate. Any stockholder nominating a person for election as a director shall provide our Company’s Corporate Secretary with (a) the name and record address of such stockholder, (b) a description of the capital stock of our Company owned beneficially or of record by such stockholder, (c) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (d) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (e) any other information relating to such stockholder that would be required to be disclosed in a proxy statement. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

The Nominating and Governance Committee’s assessment of a nominee’s qualification for Board of Directors membership includes, among other things, the following criteria:

•	The diversity, age, background and experience of the candidate;

•	The personal qualities and characteristics, accomplishments and reputation in the business community of the candidate;

•	The knowledge and contacts of the candidate in the communities in which we conduct business and in our industry or other industries relevant to our business;

•	The ability and expertise of the candidate in various activities deemed appropriate by the Board of Directors; and

•	The fit of the candidate’s skills, experience and personality with those of other directors in maintaining an effective, collegial and responsive Board of Directors.

The initial determination to seek a Board of Directors candidate is usually based on the need for additional Board of Directors members to fill vacancies or to expand the size of the Board of Directors, although the decision can also be based on the need for certain skill sets or qualifications, such as financial expertise. The Nominating and Governance Committee’s process for identifying and evaluating nominees for director is the same no matter who makes the recommendation.

Once the Nominating and Governance Committee has determined, in consultation with other board members if appropriate, that additional consideration of a candidate is warranted, the Nominating and Governance Committee may, or it may request third parties to, gather additional information about the prospective candidate’s background, experience and independence. Following review of this information, if the Nominating and Governance Committee determines it is appropriate to proceed, the Nominating and Governance Committee or other members of the Board of Directors will generally interview the prospective candidate. The Nominating and Governance Committee then evaluates the prospective nominee against the standards and qualifications set forth above and such other relevant factors that the Nominating and Governance Committee or the Board of Directors deems appropriate, including the current composition of the board and the candidate’s personal qualities, skills, characteristics and experience. Although we do not have a formal diversity policy, to foster and maintain a diversity of viewpoints, backgrounds and experiences on the Board of Directors, the Nominating and Governance Committee evaluates the mix of personal qualities, skills, characteristics and experience of the directors and assesses the nominees and potential candidates in the context of the current composition of the Board of Directors and our requirements.

Following this evaluation, if the Nominating and Governance Committee believes that the prospective candidate is qualified for nomination, generally the Nominating and Governance Committee will make a recommendation to the full Board of Directors, and the full Board of Directors will make the final determination whether the candidate should be nominated to the Board of Directors.

Board Leadership Structure

Our Chairman of the Board position is separate from the position of Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead our Board of Directors in its fundamental role of providing advice to, and oversight of, management. Our Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board’s oversight responsibilities continue to grow. Our Board believes that having separate positions is the appropriate leadership structure for our Company at this time and allows each of the positions to be carried out more effectively than if one person were tasked with both the day-to-day oversight of our business as well as leadership of our Board. Our Chairman and our Chief Executive Officer work closely together to set the agenda for meetings of the Board of Directors and stockholders and to facilitate information flow between the Board of Directors and management.

Our Board of Directors has the necessary flexibility to determine whether the positions of Chairman of the Board and Chief Executive Officer should be held by the same person or by separate persons based on the leadership needs of our Company at any particular time.

Role of the Board of Directors in Risk Oversight

The Board of Directors has an active role in overseeing our risk management. In this regard, the Board of Directors regularly reviews and discusses information presented by management regarding our business and operations risks, including information and risks related to our long-term business strategy, actual and planned financial position and operational performance, industry trends and their potential impact on us, our competitive positioning, potential acquisitions and divestitures, our technology and market direction and regulatory and compliance matters, among others. The Board also reviews and approves corporate goals and budgets on an annual basis. While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management, as described below. Senior management regularly reports to the Board or the appropriate Committee of the Board on areas of material risk to our Company, which may include financial, legal and regulatory risks, and operational and strategic risks.

The Audit Committee oversees management of financial risks, including but not limited to accounting matters, tax positions, insurance coverage and security of our Company’s cash reserves. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from our Company’s internal auditors. The Audit Committee discusses with management major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. The Compensation Committee oversees risk management as it relates to our compensation plans, policies and practices in connection with structuring our executive compensation programs and reviewing our incentive compensation programs for other employees, and in this regard the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with our Company’s business strategy. The Compensation Committee discusses with management whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on our Company. The Nominating and Governance Committee manages risks associated with the independence and possible conflicts of interest of the Board of Directors. The Nominating and Governance Committee charter also requires the Nominating and Governance Committee to review our Company’s risk exposure relating to its functions and to provide guidance to the Board regarding its overall risk oversight responsibilities. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed about such risks by committee reports as well as advice and counsel from expert advisors.

Board and Committee Meetings

Our Board of Directors held a total of 4 meetings during the fiscal year ended December 31, 2010, in addition to taking action by unanimous written consent on 5 occasions. During the fiscal year ended December 31, 2010, the Audit Committee held a total of 7 meetings, the Compensation Committee held a total of 6 meetings and the Nominating and Governance Committee held 3 meetings. During 2010, no director attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board of Directors, and (ii) the total number of meetings held by all Committees of our Board of Directors on which he was a member. We encourage each of our directors to attend the annual meeting of stockholders. Three members of our Board of Directors were present at our 2010 annual meeting.

Director Compensation and Other Information

The following table sets forth the compensation earned by our non-employee directors in 2010.

	Fees
	Earned or
	Paid in	Stock
	Cash	Awards	Total
Name	($)	($)	($)

S. Joseph Bruno	15,000	15,000	30,000
Didier Delepine	30,000		30,000
Rhodric C. Hackman	12,500	12,500	25,000
Howard Janzen		30,000	30,000
Morgan E. O’Brien		25,000	25,000
Theodore B. Smith, III		25,000	25,000

Overview of Director Compensation

We compensated non-employee members of our Board of Directors through a mixture of cash and equity-based compensation. We paid each non-employee director annualized compensation of $25,000, paid in four equal installments at the end of each calendar quarter during which the non-employee director served as a member of our Board of Directors. Each chairperson of a standing committee received additional annualized compensation of $5,000, paid in four equal installments at the end of each calendar quarter during which the director served as the chairperson of the particular committee. We reimbursed our directors for reasonable travel and other expenses incurred in connection with attending meetings of our Board of Directors.

All retainers and meeting fees were paid in cash, stock or a mixture of cash and stock, at each director’s election. Employees who also serve as directors received no additional compensation for their services as a director.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

REPORT WITH RESPECT TO THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The firm of J.H. Cohn LLP, an independent registered public accounting firm, has audited the consolidated financial statements of our Company for the fiscal years ended December 31, 2010 and 2009, respectively. We anticipate that representatives of J.H. Cohn LLP will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Our Company anticipates that J.H. Cohn LLP will provide assistance during 2011 with respect to review of our Company’s quarterly filings with the SEC. However, our Company, in consultation with the Audit Committee, has not yet selected an independent registered public accounting firm with respect to the audit of its 2011 consolidated financial statements. Our Company anticipates completing the selection of an independent auditor for the registered public accounting firm of its 2011 consolidated financial statements in consultation with the Audit Committee during the second quarter of 2011.

The aggregate fees billed to our Company by J.H. Cohn LLP for the fiscal years ended December 31, 2010 and 2009 are as follows:

	2010	2009

Audit Fees(1)	$232,000	$257,000
Audit-Related Fees(2)	$0	$5,000

Total	$232,000	$262,000

(1)	Audit Fees consist of fees incurred for the audits of our annual financial statements and the review of our interim financial statements included in our quarterly reports on Form 10-Q for the first three quarters of each fiscal year.

(2)	Audit-Related Fees consist of fees incurred for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the category “Audit Fees.”

The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent registered public accounting firm. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Code and related regulations.

To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate to management the pre-approval of services to be performed by the independent registered public accounting firm.

Our Audit Committee requires that our independent registered public accounting firm, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our Company’s accounting and financial reporting processes and the audits of its financial statements, including the performance and compensation of our Company’s independent auditor. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of our Company’s internal controls procedures.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed our Company’s financial statements for the years ended December 31, 2010 and 2009 and to our Company’s Sarbanes-Oxley implementation plan with our Company’s management. The Audit Committee also reviewed with J.H. Cohn LLP, our Company’s independent registered public accounting firm, the results of their audit. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61 Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. This discussion included, among other things, the quality of our Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in our Company’s financial statements, including the disclosures related to critical accounting policies and practices used by our Company. The Audit Committee has reviewed permitted services under the rules of the SEC as currently in effect and discussed with J.H. Cohn LLP their independence from management and our Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board in Rule 3526 Communication with Audit Committees, and has considered and discussed the compatibility of non-audit services provided by J.H. Cohn LLP with that firm’s independence. In addition, the Audit Committee discussed the rules of the SEC that pertain to the Audit Committee and the roles and responsibilities of Audit Committee members.

Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in our Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Respectfully submitted by the Audit Committee,

Joseph Bruno, Chair
Didier Delepine
Theodore B. Smith, III

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary.  During 2010, our management team accomplished many performance goals. In 2010, GTT successfully integrated an acquisition, expanded its core network assets, grew distribution channels, and completed its strongest sales year. Revenue increased to $81.1 million, a 26% increase over 2009, and EBITDA increased to $6.7 million, a 58% increase over 2009. Additionally, our management team refinanced maturing seller debt with new $15 million credit facility at reduced cost, including a 5-year $10 million term loan and a $5 million 2-year revolving credit facility. These accomplishments demonstrate a substantial effort and achievement by our management and establish the basis for the bonuses our Compensation Committee approved for 2010. In addition, the goals established for 2011 are based in part on the continued momentum of our management in accomplishing growth.

We have prepared the following Compensation Discussion and Analysis to provide you with information that we believe is necessary to understand our executive compensation policies and decisions as they relate to the compensation of our named executive officers as identified in our Summary Compensation Table.

Objectives.  We operate in a highly competitive and challenging environment. To attract, retain, and motivate qualified executive officers, we aim to establish wages and salaries that are competitive with those of executives employed by similar firms in our operating industries. Another objective of our compensation policies is to motivate employees by aligning their interests with those of our stockholders through equity incentives, thereby giving them a stake in our growth and prosperity and encouraging the continuance of their services with us or our subsidiaries. Given our relative size, we have determined to take a simple approach to compensating our named executive officers and to avoid other forms of compensation, such as awards under long-term cash incentive plans, non-qualified defined benefit plans and pension plans.

Our compensation program is designed to reward performance, both individual performance and the performance of the company as a whole. While base salaries for our executives should reflect the marketplace for similar positions, a significant portion of their compensation is earned based on our financial performance and the financial performance of each executive’s area of responsibility. In May 2010, we established, and our Compensation Committee approved, quantifiable performance objectives for our Chief Executive Officer and members of our senior leadership team related to our 2010 performance. These objectives are described in greater detail under Annual Incentives (Cash Bonuses) below. We strongly believe in measurement of quantifiable results and this emanates from our belief that sustained strong financial performance is an effective means of enhancing long-term stockholder value.

Compensation Program Administration and Policies.  The Compensation Committee, which is comprised exclusively of independent directors, has general responsibility for executive compensation and benefits, including incentive compensation and equity-based plans. Specific salary and bonus levels, as well as the amount and timing of equity grants, are determined on a case-by-case basis and reflect our overall compensation objectives as our desire to retain and motivate our employees manifests itself in how compensation is allocated to our named executive officers. Initial compensation elements for our named executive officers were established in employment agreements each has entered into with us. Those employment agreements provide for specified salaries (consistent with our objectives with respect to compensation) and some of them also contemplate potential bonus awards and equity grants to be awarded at the discretion of the Compensation Committee with reference to both our performance and the performance of the individual executive.

All employment agreements with executives are reviewed and approved by the Compensation Committee on an individual case basis. Similarly, the Compensation Committee serves as the administrator of the Existing Plan and will serve as the administrator of the 2011 Plan, and is authorized to grant equity awards under those plans. Finally, the Compensation Committee is responsible under each of the employment agreements to determine the extent to which each executive may be entitled to any bonus payments based upon individual and/or Company performance (as contemplated by the terms of those agreements).

Pay Elements.  We provide the following pay elements to our executive officers in varying combinations to accomplish our compensation objectives:

•	Base salary;

•	Annual bonus incentives;

•	Equity-based compensation (e.g., stock options and restricted stock grants) pursuant to the Existing Plan and the 2011 Plan;

•	Certain modest executive perquisites and benefits; and

•	Payments with respect to severance of employment and/or upon change-of-control.

We fix each executive’s base salary at a level we believe enables us to hire and retain individuals in a competitive environment and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business goals. We utilize cash bonuses to reward performance achievements within the past fiscal year, and similarly, we utilize equity-based compensation under the Existing Plan and the 2011 Plan to provide additional long-term rewards for short-term performance achievements, which we believe encourages similar performance over a longer term.

Each compensation element and its purpose are further described below.

Base Salary.  Base salary is intended to compensate the executive for the basic market value of the position and the responsibilities of that position relative to other positions in our Company. The base salary for each of our executives is initially established through negotiation at the time of hire, based on such factors as the duties and responsibilities of the position, the individual executive’s experience and qualifications, the executive’s prior salary and competitive salary information. Generally, the Chief Executive Officer will recommend annual base salary (and changes thereto) with respect to the other executives to the Compensation Committee. The Compensation Committee will determine the Chief Executive Officer’s base salary by reference to the same criteria.

We annually review our base salaries, and may adjust them from time to time based on market trends. We also review the applicable executive’s responsibilities, performance and experience. We do not provide formulaic base salary increases to our executives. If necessary, we realign base salaries with market levels for the same positions in companies of similar size to us represented in compensation data we review, if we identify significant market changes in our data analysis. Additionally, we intend to adjust base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities.

In the first Quarter of 2011, the Compensation Committee approved base salaries for our executive officers. The 2011 base salaries for our executive officers reflect the annual review based on performance, compensation of market comparables and promotional increases.

Annual Incentives (Cash Bonuses).  We provide a cash bonus opportunity to all of our executive officers. We pay bonuses for the previous fiscal year generally after the filing of our audited financials with the SEC. Generally, bonuses are payable to the extent provided in the employment agreements negotiated with individual executives as approved by the Compensation Committee. Those employment agreements that provide for the payment of cash bonuses contemplate that they are based upon an evaluation of both our Company’s performance and the performance of the individual executive and/or at the sole discretion of the Board of Directors. Individual performance is measured based on the achievement of quantifiable performance objectives established by the Compensation Committee at the beginning of our fiscal year. We believe linking cash bonuses to both Company and individual performance will motivate executives to focus on our annual revenue growth, profitability, cash flow and liquidity, which we believe should improve long-term stockholder value over time.

In May 2010, the Compensation Committee met to determine the performance objectives for the bonus payments to our senior executives. The target bonus payments would be made based on achievement of 2010 goals as follows: 20% based on revenue plan attainment, 20% based on net sales plan attainment, 40% based on adjusted EBITDA attainment and 20% based on personal performance objectives. For employees other than senior executives, the payments would be based on a different combination of attainment of the same goals.

Equity-Based Compensation.  Each employment agreement with our named executive officers provides for certain specified initial grants of restricted stock and/or stock options. Our Compensation Committee believes that granting additional shares of restricted stock and/or stock options on an annual basis to existing executives provides an important incentive to retain executives and rewards them for our short-term performance while also creating long-term incentives to sustain that performance. Any grants made under the 2011 Plan after the 2011 annual meeting may be made at the discretion of our Compensation Committee and are contingent on stockholder approval of the 2011 Plan. Generally, grants of restricted stock and stock options vest over four years and no shares or options vest before the first day of the succeeding fiscal year (the fiscal year following the fiscal year in which the options were actually granted).

Equity Granting Policy.  We do not have any practice, policy, or program allowing for timing of equity grants in relation to our current stock price or material non-public information. We expect that we will typically approve equity awards to current employees during the first Compensation Committee meeting of each year. The grant date for stock option grants is the date upon which the Compensation Committee approves the grant of stock options to the particular employee. The Compensation Committee gave Mr. Calder the authority to grant equity awards for employee promotions and new hires of our Company up to 20,000 shares per employee. The grant date for equity awards made by Mr. Calder is generally the first day of the month following the month in which the employee was promoted or our new employee began his or her employment. The exercise price for stock option grants is set in accordance with the terms of the Existing Plan and, starting in 2011, the 2011 Plan, which establishes the price as fair market valued determined by reference to the closing price of the common stock on the day preceding the grant.

Executive Perquisites and Benefits.  Our philosophy is to provide executives with limited perquisites. The value of the perquisites (if any) and benefits provided to our named executive officers is set forth in the Summary Compensation table of this prospectus, and their aggregate cost for all of our executives in 2010 was $27,563.

Payments with Respect to Severance of Employment and/or Upon Change of Control.  The employment agreements between the us and each of Richard Calder, our Chief Executive Officer, and Eric Swank, our Chief Financial Officer, contain certain terms and conditions relating to payments, accelerated vesting of option and restricted stock grants, and continuation of health benefits in the event of the severance of his employment with us or upon our change of control. The specific terms and conditions relating to severance payments and accelerated vesting of option and restricted stock grants for Mr. Calder and Mr. Swank are summarized below and graphically displayed in the section entitled “Potential Payments Upon Termination or Change of Control.” There are no provisions with respect to severance payments or accelerated vesting of option and restricted stock grants in any other employment agreement for our named executive officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee is comprised entirely of independent directors. The Compensation Committee has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the Compensation Committee,

Howard Janzen, Chair
Theodore B. Smith, III
Rhodric Hackman

SUMMARY COMPENSATION TABLE

For Fiscal Year Ended December 31, 2010

The following table sets forth information regarding compensation earned or accrued during the fiscal years ended December 31, 2010, 2009 and 2008 by (a) each person who served as our Chief Executive Officer during 2010, (b) each person who served as our Chief Financial Officer during 2010 and (c) each of our other executive officers who had compensation of at least $100,000 in 2010. We refer to these executive officers as our “named executive officers.”

				Stock	Option
				Awards	Awards	All Other
		Salary	Bonus	(1)	(1)	Compensation		Total
Name	Year	($)	($)	($)	($)	($)		($)

Brian Thompson,	2010	150,000				7,942	(2)	157,942
Executive Chairman	2009	150,000	—	—	—	6,735		156,735
	2008	150,000	—	—	—	6,688		156,688
Richard D. Calder, Jr.,	2010	275,625	272,042	158,720	16,739	15,968	(4)	739,094
Chief Executive Officer and	2009	262,500	373,029 (3)	72,000	—	12,429		719,958
President	2008	260,577	270,900	116,000	—	13,429		660,906
Eric Swank	2010	210,000	97,700	64,480	12,800	15,967	(5)	400,947
Chief Financial Officer	2009	172,717	117,728	18,000	13,788	—		322,233
and Treasurer(6)	2008	—	—	—	—	—		—
Chris McKee,	2010	200,000	84,745	49,600	9,846	4,125	(8)	348,316
General Counsel and	2009	190,000	104,025	10,800	—	4,125		308,950
Secretary(7)	2008	120,577	51,600	9,000	17,916	750		199,843

(1)	Amount reflects the aggregate grant date fair value of stock and option awards, computed in accordance with FASB ASC Topic 718. See Note 6 of the “Notes to Condensed Consolidated Financial Statements (Unaudited) — Share-Based Compensation” for a discussion of assumptions made in determining the value of our stock and option awards.

(2)	Amount represents the employee portion of health insurance premiums paid by our Company on the individual’s behalf.

(3)	On March 11 2010, Mr. Calder was awarded 58,478 shares of our Company’s common stock in lieu of a portion ($77,191) of his annual performance bonus for the 2009 fiscal year (which would otherwise be payable in cash).

(4)	Amount includes $11,842 for the employee portion of health insurance premiums paid by our Company on Mr. Calder’s behalf and $4,125 for our Company’s contributions to Mr. Calder’s account in our Company’s 401(k) plan.

(5)	Amount includes $11,842 for the employee portion of health insurance premiums paid by our Company on Mr. Swank’s behalf and $4,125for our Company’s contributions to Mr. Swank’s account in our Company’s 401(k) plan.

(6)	Mr. Swank began his duties as our Chief Financial Officer on February 2, 2009.

(7)	Mr. McKee began his duties as our General Counsel on April 24, 2008 and was appointed Secretary on May 6, 2008.

(8)	Amount represents our Company’s contributions to Mr. McKee’s account in our Company’s 401(k) plan.

GRANTS OF PLAN-BASED AWARDS

For Fiscal Year Ended December 31, 2010

The following table sets forth, for the fiscal year ended December 31, 2010, certain information regarding restricted stock and option awards granted to our named executive officers pursuant to our 2006 Employee, Director and Consultant Stock Plan:

All Other
		All Other	Stock
		Stock	Awards:	Exercise
		Awards:	Number of	or Base
		Number of	Securities	Price of	Grant Date Fair
		Shares of	Underlying	Option	Value of Stock and
	Grant	Stock	Options	Awards	Option Awards
Name	Date	(#)	(#)	($)(1)	($)(2)

H. Brian Thompson	—	—	—	—	—
Richard D. Calder, Jr.(3)	3/5/2010	128,000	17,000	1.24	175,459
Eric Swank(4)	3/5/2010	52,000	13,000	1.24	77,280
Chris McKee(5)	3/5/2010	40,000	10,000	1.24	59,446

(1)	The exercise price of options granted in 2010 is equal to the closing price of our stock on the day prior to the applicable grant date, as reported on the Over-the-Counter bulletin board.

(2)	Amount reflects the aggregate grant date fair value of stock and option awards granted in 2010 and 2008 computed in accordance with FASB ASC Topic 718. See Note 6 of the “Notes to Condensed Consolidated Financial Statements (Unaudited) — Share-Based Compensation” for a discussion of assumptions made in determining the value of our stock and option awards.

(3)	The awards of restricted stock and options were granted under our 2006 Employee, Director and Consultant Stock Plan. 32,000 shares of the award of restricted stock vest on March 5, 2011 and the remaining 96,000 shares of restricted stock vest quarterly in equal amounts thereafter over a three-year period. Options in respect of 4,250 shares vest on March 5, 2011 and options in respect of the remaining 12,750 shares vest quarterly in equal amounts thereafter over a three year period. On February 24, 2011, Mr. Calder was granted 101,500 shares of restricted stock, 43,500 stock options and a performance grant of 55,000 shares of restricted stock.

(4)	The awards of restricted stock and options were granted under our 2006 Employee, Director and Consultant Stock Plan. 13,000 shares of the award of restricted stock vest on March 5, 2011 and the remaining 39,000 shares of restricted stock vest quarterly in equal amounts thereafter over a three-year period. Options in respect of 3,250 shares vest on March 5, 2011 and options in respect of the remaining 9,750 shares vest quarterly in equal amounts thereafter over a three year period. On February 24, 2011, Mr. Swank was granted 45,500 shares of restricted stock, 19,500 stock options and a performance grant of 35,000 shares of restricted stock.

(5)	The awards of restricted stock and options were granted under our 2006 Employee, Director and Consultant Stock Plan. 10,000 shares of the award of restricted stock vest on March 5, 2011 and the remaining 30,000 shares of restricted stock vest quarterly in equal amounts thereafter over a three-year period. Options in respect of 2,500 shares vest on March 5, 2011 and options in respect of the remaining 7,500 shares vest quarterly in equal amounts thereafter over a three year period. On February 24, 2011, Mr. McKee was granted 45,500 shares of restricted stock, 19,500 stock options and a performance grant of 35,000 shares of restricted stock.

Material terms of agreements with our named executive officers are described in “Employment Agreements with Executive Officers” below.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2010

The following table sets forth certain information concerning outstanding equity awards held by our named executive officers at December 31, 2010:

	Option Awards				Stock Awards
	Number of	Number of				Market
	Securities	Securities			Number of	Value of
	Underlying	Underlying			Shares of	Shares of
	Unexercised	Unexercised	Option		Stock that	Stock that
	Options:	Options:	Exercise	Option	Have Not	Have Not
	Exercisable	Unexercisable	Price	Expiration	Vested	Vested
Name	(#)	(#)	($)	Date	(#)	($)(1)

H. Brian Thompson	—	—	—	—	—	—
Richard D. Calder, Jr.	—	17,000 (2)	1.24	3/5/2020	328,000 (3)	426,400
Eric Swank	21,875	28,125 (4)	0.36	2/2/2019	80,125 (5)	104,163
		13,000 (6)	1.24	3/5/2020
Chris McKee	15,000	25,000 (7)	0.60	5/1/2018	62,500 (8)	81,250
		10,000 (9)	1.24	3/5/2020

(1)	Determined by reference to the closing price of a share of our common stock on December 31, 2010, multiplied by the number of shares.

(2)	Options in respect of 4,250 shares vest on March 5, 2011 and the options in respect of the remaining 12,750 shares vest quarterly in equal amounts thereafter over a three year period.

(3)	Shares vest quarterly through 2014.

(4)	Options in respect of the shares vest quarterly in equal amounts through May 2, 2013.

(5)	Shares vest quarterly through 2014.

(6)	Options in respect of 3,250 shares vest on March 5, 2011 and options in respect of the remaining 9,750 shares vest quarterly in equal amounts thereafter over a three year period.

(7)	Options in respect of the shares vest quarterly in equal amounts through May 1, 2012.

(8)	Shares vest quarterly through 2014.

(9)	Options in respect of 2,500 shares vest on March 5, 2011 and options in respect of the remaining 7,500 shares vest quarterly in equal amounts thereafter over a three year period.

OPTION EXERCISES AND STOCK VESTED

For Fiscal Year Ended December 31, 2010

During 2010, there were no options exercised by our named executive officers. The following table sets forth for the fiscal year ended December 31, 2010, certain information regarding shares of restricted stock held by our named executive officers that vested:

	Number of Shares	Value Realized
	Acquired on Vesting	on Vesting
Name	(#)	($)

H. Brian Thompson	12,500	11,875
Richard D. Calder, Jr.	187,500	216,375
Chris McKee	16,875	19,997
Eric Swank	21,875	26,656

Employment Arrangements with Executive Officers

In October 2006, we entered into an employment agreement with H. Brian Thompson to serve as our Executive Chairman. Mr. Thompson had an initial annual salary of $150,000, which is subject to annual review and potential increase by our Compensation Committee. The employment agreement also provided for the grant of 50,000 shares of restricted stock to be awarded as an initial equity grant. Mr. Thompson’s employment agreement is terminable at-will.

In May 2007, we entered into an employment agreement with Richard Calder to serve as our Chief Executive Officer and President, which was amended in July 2008. Mr. Calder had an initial annual salary of $250,000, which is subject to annual review and potential increase by our Compensation Committee. Mr. Calder’s annual salary was increased to $262,500 in 2008 and to $275,625 in 2010. Mr. Calder is eligible for an annual cash bonus which is based upon Mr. Calder’s performance against criteria defined by our Compensation Committee and a portion of which is at the discretion of our Compensation Committee. Mr. Calder’s employment agreement also provided for the grant of 200,000 shares of restricted stock as an initial equity grant.

Mr. Calder’s employment agreement will remain in effect until it is terminated under any of the following circumstances affecting Mr. Calder, as applicable: (a) death, (b) disability, (c) termination by us for “cause,” (d) termination by us without “cause,” (e) termination by Mr. Calder for “good reason,” or (f) termination by Mr. Calder other than for “good reason.” The employment agreement for Mr. Calder provides for payments or other benefits upon the termination of his employment under specified circumstances as described below.

In February 2009, we entered into an employment agreement with Eric Swank to serve as our Chief Financial Officer. Mr. Swank had an initial annual salary of $200,000, which is subject to annual review and potential increase by our Compensation Committee. In 2010, Mr. Swank’s annual salary was increased to $210,000. Mr. Swank is eligible for an annual cash bonus which is based upon Mr. Swank’s performance against criteria defined by our Compensation Committee and a portion of which is at the discretion of our Compensation Committee. Mr. Swank’s employment agreement also provided for the grant of 50,000 shares of restricted stock and the grant of stock options to acquire 50,000 shares of our common stock as an initial equity grant.

Mr. Swank’s employment agreement will remain in effect until it is terminated under any of the following circumstances affecting Mr. Swank, as applicable: (a) death, (b) disability, (c) termination by us for “cause,” (d) termination by us without “cause,” (e) termination by Mr. Swank for “good reason,” or (f) termination by Mr. Swank other than for “good reason.” The employment agreement for Mr. Swank provides for payments or other benefits upon the termination of his employment under specified circumstances as described below.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

If Mr. Calder’s employment is terminated due to disability, he is entitled to a continuation of health benefits for twelve months following his termination. If Mr. Calder’s employment is terminated by us without “cause,” or by Mr. Calder for “good reason,” all existing equity grants, including restricted stock, stock options or other awards, received from us by Mr. Calder will vest immediately and become fully exercisable, and Mr. Calder is entitled to receive his base salary, bonus, and health benefits for twelve months following his termination. In addition, upon our change of control, any existing equity grants, including restricted stock, stock options or other awards, received from us by Mr. Calder will vest immediately and become fully exercisable.

The following table describes the potential payments and benefits to which Mr. Calder would be entitled upon the happening of the following events on December 31, 2010: (i) termination of Mr. Calder’s employment due to disability, (ii) termination of Mr. Calder’s employment by us without cause or by Mr. Calder for good reason, and (iii) our change of control.

		Continuation of	Long-Term
	Continuation of	Health	Incentives
Name	Salary	Benefits(1)	(5)	Total

Termination of employment due to disability	—	$9,554	—	$9,554
Termination of employment by us without “Cause”(2) or by Mr. Calder for “Good Reason”(3)	$551,250	$9,554	$443,139	$1,003,943
Change of Control(4) of GTT	—	—	$443,139	$443,139

(1)	These amounts are based on 2011 premium rates.

(2)	Under the employment agreement, Mr. Calder may be terminated for “cause” if he: (a) materially breaches his employment agreement, (b) fails or refuses to comply with lawful direction, (c) commits an act of fraud, embezzlement, misappropriation of funds, or dishonesty, (d) commits a breach of his fiduciary duty based on a good faith determination by our Board of Directors and after reasonably opportunity to cure if such breach is curable, (e) is grossly negligent or engages in willful misconduct in the performance of his duties hereunder, (f) is convicted of a felony or a crime of moral turpitude, or (g) has a drug or alcohol dependency, subject to certain cure rights.

(3)	Under the employment agreement, Mr. Calder may terminate his employment for “good reason” following (a) the relocation of his primary office more than ten miles from McLean, Virginia, (b) a material change in his duties such that he is no longer our Chief Executive Officer, (c) the assignment to him of duties that are inconsistent with his position or that materially alter his ability to function as our Chief Executive Officer, or (d) a reduction in his total base compensation.

(4)	Under the employment agreement, change of control shall mean: (i) the company is merged, consolidated or reorganized into or with another corporation or other legal person (an “Acquirer”) and, as a result of such merger, consolidation or reorganization, less than fifty percent (50%) of the outstanding voting securities entitled to vote generally in the election of directors of the surviving, resulting or acquiring corporation or other legal person are owned, directly or indirectly in the aggregate by the stockholders of the company immediately prior to such merger, consolidation or reorganization, other than by the Acquirer or any corporation or other legal person controlling, controlled by or under common control with the Acquirer; (ii) the company sells all or substantially all of its business and/or assets to an Acquirer, of which less than fifty percent (50%) of the outstanding voting securities entitled to vote generally in the election of directors are owned, directly or indirectly, in the aggregate by the stockholders of the company immediately prior to such sale, other than by any corporation or other legal person controlling, controlled by or under common control with the Acquirer; or (iii) any other transaction or series of related transactions having an economic effect substantially equivalent to any of the foregoing in subsections (i) or (ii) immediately above.

(5)	Represents the value derived from accelerated vesting of restricted stock.

If Mr. Swank’s employment is terminated due to disability, he is entitled to a continuation of health benefits for six months following his termination. If Mr. Swank’s employment is terminated by us without “cause,” or by Mr. Swank for “good reason,” Mr. Swank is entitled to receive his base salary and health benefits for twelve months following his termination. In addition, if Mr. Swank’s employment is terminated by us without “cause”, Mr. Swank shall be entitled to additional vesting of the restricted stock and stock options granted pursuant to his employment agreement calculated as if vesting occurred on a monthly basis, instead of an annual basis, over the full vesting period, and if Mr. Swank’s employment is terminated by us without “cause” as a result of a “corporate transaction” Mr. Swank shall vest immediately with respect to the restricted stock and stock options granted pursuant to his employment agreement that would vest on the next scheduled vesting date.

The following table describes the potential payments and benefits to which Mr. Swank would be entitled upon the happening of the following events on December 31, 2010: (i) termination of Mr. Swank’s employment due to disability, (ii) termination of Mr. Swank’s employment by us without cause or by Mr. Swank for good reason, and (iii) termination of Mr. Swank’s employment by us without cause after a corporate transaction.

		Continuation of
	Continuation of	Health	Long-Term
Name	Salary	Benefits(1)	Incentives(5)	Total

Termination of employment due to disability	—	9,554	—	9,554
Termination of employment by us without “Cause”(2) or by Mr. Swank for “Good Reason”(3)	$210,000	9,554	16,516	236,070
Termination of employment by us without “Cause” after a “Corporate Transaction”(4)	210,000	9,554	25,024	244,578

(1)	These amounts are based on 2011 premium rates.

(2)	Under the employment agreement, Mr. Swank may be terminated for “cause” if he: (a) materially breaches his employment agreement, (b) fails or refuses to comply with lawful direction, (c) commits an act of fraud, embezzlement, misappropriation of funds, or dishonesty, (d) commits a breach of his fiduciary duty based on a good faith determination by our Board of Directors and after reasonably opportunity to cure if such breach is curable, (e) is grossly negligent or engages in willful misconduct in the performance of his duties hereunder, (f) is convicted of a felony or a crime of moral turpitude, or (g) has a drug or alcohol dependency, subject to certain cure rights.

(3)	Under the employment agreement, Mr. Swank may terminate his employment for “good reason” within ninety days following (a) the relocation of his primary office more than ten miles from McLean, Virginia, (b) a material change in his duties such that he is no longer our Chief Financial Officer, (c) the assignment to him of duties that are inconsistent with his position or that materially alter his ability to function as our Chief Financial Officer, or (d) a reduction in his total base compensation.

(4)	The Long Term Incentive payments would be in lieu of the Long-Term Incentives referred to in the preceding row. A corporate transaction means the consummation of a transaction in which we are consolidated with or acquired by another entity in a merger or sale of all or substantially all of our assets, other than a transaction to merely change the state of incorporation.

(5)	Represents the value derived from accelerated vesting of restricted stock and stock options.

We anticipate that we will generally enter into negotiated severance and release agreements with an executive upon the event of termination of the executive without cause.

Related Party Transactions

Other than the transactions described under the heading “Executive Compensation” (or with respect to which information is omitted in accordance with SEC regulations) and the transactions described below, since January 1, 2010, there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

On February 8, 2010, we completed a financing transaction in which we sold 500 Units at a purchase price of $10,000 per Unit, resulting in $5.0 million of proceeds to our Company. The proceeds were intended to be applied towards our then pending acquisition of the assets of Global Capacity Group, Inc. and certain of its affiliates, and we had an obligation to cancel the Units and refund the investment proceeds if the proposed acquisition was not consummated. Each Unit consisted of 2,970 shares of our Company’s common stock and $7,000 in principal amount of our Company’s subordinated promissory notes due February 8, 2012. Among the investors in the Units offering were Richard D. Calder, our Chief Executive Officer, who acquired five Units; Eric A. Swank, our Chief Financial Officer, who acquired five Units; Universal Telecommunications, Inc., an affiliate of with Brian Thompson, our Chairman, which acquired 190 Units; S. Joseph Bruno, a member of our Board of Directors who, together with his spouse and certain family members, acquired five Units; Didier J. Delepine, a member of our Board of Directors who, together with his spouse, acquired three Units; a family trust affiliated with Rhodric C. Hackman, a member of our Board of Directors, which acquired three Units; Howard E. Janzen, a member of our Board of Directors, who acquired ten Units; Morgan O’Brien, a member of our Board of Directors, who acquired five Units; and Theodore B. Smith III, a member of our Board of Directors, who acquired ten Units.

In May 2010, the proposed acquisition of the assets of Global Capacity Group, Inc. was terminated because Global Capacity was unable to obtain certain necessary consents, and, accordingly, we became obligated to cancel the Units issued on February 8, 2010 and to refund to the investors the amount of their investments. Certain of the investors, however, expressed an interest in retaining some or all of their Units notwithstanding the termination of the proposed Global Capacity acquisition, and we offered the investors the right to do so. Mr. Calder, Mr. Swank, Universal Telecommunications, Inc. and the family trust affiliated with Mr. Hackman elected to retain all of their Units, Mr. Smith elected to retain his common stock but cancel his promissory notes and Mr. Jansen elected to retain his common stock and $20,000 in principal amount of his promissory notes but cancel the remainder of his promissory notes.

In September 2010, we entered into a Loan and Security Agreement with Silicon Valley Bank for the purpose of (a) funding the repayment of the aggregate principal amount of convertible subordinated promissory notes due December 31, 2010 that we had originally issued in 2007 (hereafter referred to as the 2010 Notes) and (b) providing additional working capital. Among the holders of the 2010 Notes were D. Michael Keenan and Todd J. Vecchio, each of whom is a holder of more than 5% of our common stock; Mr. Janzen, Mr. Smith and Mr. Bruno, each of whom is a member of our Board of Directors; and Universal Telecommunications, Inc., an affiliate of Mr. Thompson. Rather than wait until the maturity of the 2010 Notes on December 31, 2010 to repay them, and except as described in the next paragraph with respect to the exchange of certain 2010 Notes, we repaid the 2010 Notes in September 2010 when the proceeds of the Silicon Valley Bank financing became available to us. In connection with this repayment, we paid approximately $2.0 million to Mr. Keenan, approximately $2.4 million to Mr. Vecchio and $25,000 to Mr. Bruno.

Prior to the repayment of the 2010 Notes, we offered to exchange the outstanding principal amount (valued at face value) of the 2010 Notes and the accrued but unpaid interest on the 2010 Notes for Units, valued at $10,000 per Unit, with each Unit consisting of (a) 5,000 shares of our Company’s common stock and (b) $5,000 in principal amount of our subordinated promissory notes due December 31, 2013. Mr. Janzen and Mr. Smith, who are members of our Board of Directors, and Universal Telecommunications, Inc., which is an affiliate of Mr. Thompson, elected to exchange all of their 2010 Notes for Units. The exchange transaction was completed on December 31, 2010, which was the maturity date for the 2010 Notes, and at that time we issued 196 Units to Universal Telecommunications, Inc., 13 Units to Mr. Janzen, and three Units to Mr. Smith and cancelled their 2010 Notes.

Procedures for Approval of Related Person Transactions

Our policy for the review and approval of transactions between us and related persons is set forth in the charter of our Audit Committee. Pursuant to the charter of our Audit Committee, it is the responsibility of our Audit Committee, unless specifically delegated by our Board of Directors to another committee of the Board of Directors, to review and approve all transactions or arrangements to which we were or will be a participant, in which the amount involved exceeded or will exceed $120,000, and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. Additionally, it is the responsibility of our Audit Committee, unless specifically delegated by our Board of Directors to another committee of the Board of Directors, to review and make recommendations to the Board of Directors, or approve, any contracts or other transactions with current or former executive officers of our Company, including consulting arrangements, employment agreements, change-in-control agreements, termination arrangements, and loans to employees made or guaranteed by us.

Equity Compensation Plan Summary

The following table sets forth certain information as of the end of the most recently completed fiscal year with respect to compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance.

Number of
	Securities to be	Weighted	Number of
	Issued Upon	Average	Securities
	Exercise of	Exercise	Remaining
	Outstanding	Price of	Available for
	Options, Warrants	Outstanding	Future
Plan Category	and Rights	Options	Issuance

Equity compensation plans approved by shareholders	2,899,509	1.20	600,491

Equity compensation plans not approved by shareholders	—	—	—

Equity compensation plans	2,899,509	1.20	600,491

OTHER INFORMATION

Beneficial Ownership of Principal Stockholders, Directors, and Officers

The following table sets forth certain information regarding the beneficial ownership of our common stock on April 18, 2011, by (1) each current director, director nominee and named executive officer of our Company, (2) all current directors, director nominees and named executive officers of our Company as a group, and (3) each person known by us to own more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days after April 18, 2011, are deemed outstanding, while the shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, we believe that the persons and entities named in the table have sole voting or investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Unless otherwise indicated, the principal address of each of the persons below is c/o Global Telecom & Technology, Inc., 8484 Westpark Drive, Suite 720, McLean, Virginia 22102.

	Number of
	Shares	Percentage of
	Beneficially	Outstanding
	Owned	Shares

Executive Officers and Directors
Richard D. Calder, Jr.	1,034,128	5.5%
Eric A. Swank(1)	239,538	1.3%
Chris McKee(2)	188,625	1.0%
H. Brian Thompson(3)	6,119,579	32.7%
S. Joseph Bruno	39,371	*
Didier Delepine	20,227	*
Rhodric C. Hackman(4)	982,799	5.3%
Howard Janzen	240,005	1.3%
Morgan E. O’Brien(5)	135,293	*
Theodore B. Smith, III	181,722	1.0%
All executive officers and directors as a group (10 persons)	9,181,287	49.1%
Other 5% Stockholders
J. Carlo Cannell(6)	4,583,281	24.5%
D. Michael Keenan(7)	1,392,366	7.5%
Robert F. Smith Jr.(8)	1,179,091	6.3%
Todd J. Vecchio(9)	1,535,623	8.2%

*	Less than 1% of the outstanding shares of common stock.

(1)	Includes 32,188 shares issuable upon the exercise of options.

(2)	Includes 23,125 shares issuable upon the exercise of options.

(3)	Includes 4,943,829 shares of common stock owned by Universal Telecommunications, Inc. Mr. Thompson is the Chief Executive Officer and majority shareholder of Universal Telecommunications, Inc. The shares of Universal Telecommunications, Inc. not held by Mr. Thompson are owned by members of his family. The beneficial ownership information includes 690,750 shares of common stock issuable upon the exercise of Class Z warrants held by Universal Telecommunications, Inc.

(4)	Includes 139,049 shares of common stock owned by the Hackman Family Trust and 18,900 shares of common stock owned by Mercator Capital L.L.C. Mr. Hackman and his spouse are the trustees of the Hackman Family

Trust, the beneficiaries of which are members of the Hackman family. The Hackman Family Trust exercises joint control over Mercator Capital L.L.C. The beneficial ownership information includes 828,750 shares of common stock issuable upon the exercise of Class Z warrants 495,000 of which are held by the Hackman Family Trust and 333,750 of which are held by Mercator Capital L.L.C. The beneficial owner’s address is c/o Mercator Capital L.L.C., One Fountain Square, 11911 Freedom Drive, Suite 590, Reston, Virginia 20190.

(5)	Includes 25,000 shares of common stock issuable upon the exercise of Class Z warrants.

(6)	Based on information contained in the Form 4 filed by J. Carlo Cannell on March 25, 2011. Includes 3,659,381 shares of common stock and 923,900 shares of common stock issuable upon the exercise of Class Z warrants held by Anegada Master Fund Limited (“Anegada”) and Tonga Partners, L.P. (“Tonga” and collectively with Anegada, the “Funds”). J. Carlo Cannell possesses sole power to vote and direct the disposition of all such securities held by the Funds. The beneficial owner’s address is P.O. Box 3459, 240 East Deloney Avenue, Jackson, Wyoming 83001.

(7)	Includes 652,500 shares of common stock issuable upon the exercise of Class Z warrants.

(8)	Includes 1,079,091 shares of common stock issuable upon the exercise of Class Z warrants.

(9)	Includes 652,500 shares of common stock issuable upon the exercise of Class Z warrants.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10% of a registered class of our Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish our Company with copies of all Section 16(a) forms they file. Based solely upon our review of the copies of such forms received by us during the fiscal year ended December 31, 2010, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such fiscal year.

Incorporated By Reference

To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933 or the Exchange Act, the sections of this proxy statement entitled “Compensation Committee Report” and “Report of the Audit Committee” (to the extent permitted by the rules of the SEC, will not be deemed incorporated unless specifically provided otherwise in such filing. The information contained in those sections shall not be deemed “filed” with the SEC, or subject to Regulations 14A or 14C, or to the liabilities of Section 18 of the Exchange Act.

Other Matters

We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.

Dated: April 29, 2011

Appendix A

GLOBAL TELECOM & TECHNOLOGY, INC.

2011 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN

1.	DEFINITIONS.

In addition to other terms defined herein, and unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Global Telecom & Technology, Inc. 2011 Employee, Director and Consultant Stock Plan (as defined below, the “Plan”), shall have the following meanings:

(a) Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

(b) Affiliate means a corporation which, for purposes of Code Section 424, is a parent or subsidiary of the Company, direct or indirect.

(c) Agreement means an award agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

(d) Board or Board of Directors means the Board of Directors of the Company.

(e) Code means the United States Internal Revenue Code of 1986, as amended. Any reference herein to a specific Code section shall be deemed to include all related regulations or other guidance with respect to such Code section.

(f) Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

(g) Common Stock means shares of the Company’s common stock, $.0001 par value per share, or any successor securities thereto.

(h) Company means Global Telecom & Technology, Inc., a Delaware corporation, or any successor corporation thereto.

(i) Disability or Disabled means permanent and total disability as defined in Code Section 22(e)(3).

(j) Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan; provided, however, that, with respect to ISOs, “Employee” means any person who is considered an employee of the Company or any Affiliate for purposes of Treas. Reg. Section 1.421-1(h) (or any successor provision related thereto).

(k) Fair Market Value of a Share of Common Stock means:

(i) If the Common Stock is listed for trading on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market, LLC (“NASDAQ Stock Market”), or traded in the over the counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock as reported for the trading day on the applicable date (e.g., the date of grant);

(ii) If clause (i) does not apply and if bid and asked prices for the Common Stock are regularly reported, Fair Market Value shall mean the mean between the bid and the asked price for the Common Stock on the applicable date as determined on the applicable market for the Common Stock; and

(iii) If the Common Stock is neither listed on a national securities exchange nor traded in the over the counter market, Fair Market Value shall mean such value as the Administrator, in good faith, shall determine, based on such valuation measures or other factors as it deems appropriate; provided, however, that (A) with respect to the grant of ISOs, the Fair Market Value shall be determined by the Administrator in accordance with applicable provisions of Treasury Regulation 20.2031-2, or in any other manner consistent with Code Section 422; and (B) Fair Market Value shall be determined in accordance with Code Section 409A if and to the extent required.

(l) ISO means an option meant to qualify as an incentive stock option under Code Section 422.

(m) Non-Qualified Option means an option which either does not qualify as an ISO or is not specifically designated as an ISO.

(n) Option means an ISO or a Non-Qualified Option granted under the Plan.

(o) Participant means an Employee, director or consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

(p) Plan means this Global Telecom & Technology, Inc. 2011 Employee, Director and Consultant Stock Plan, as it may be amended and/or restated.

(q) Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

(r) Stock-Based Award means a grant by the Company under the Plan of an equity award or an equity-based award which is not an Option or a Stock Grant.

(s) Stock Grant means a grant by the Company of Shares under the Plan.

(t) Stock Right means a right to receive Shares or the value of Shares of the Company granted pursuant to the Plan, including an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.

(u) Survivor means a deceased Participant’s legal representative and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.

2.  PURPOSES OF THE PLAN.

The Plan is intended to encourage ownership of Shares by Employees and directors of and certain consultants to the Company in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.

3.	SHARES SUBJECT TO THE PLAN.

(a) The number of Shares which may be issued from time to time pursuant to this Plan shall be 3,000,000 Shares or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 24 of the Plan. The maximum number of Shares that may be granted to any Participant in any one year is 3,000,000 Shares, as may be adjusted in accordance with this Plan.

(b) If an Option ceases to be “outstanding”, in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled or otherwise terminated or results in any Shares not being issued, the unissued Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan.

4.	ADMINISTRATION OF THE PLAN.

The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Unless the Board determines otherwise, the Committee shall be comprised solely of two or more “non-employee directors,” as such term is defined in Rule 16b-3 adopted under the Securities Exchange Act of 1934, as amended (the “Exchange

Act”), or as may be otherwise permitted under Rule 16b-3. For purposes of making a Stock Grant that is intended to qualify for the performance-based compensation exemption to the application of the $1 million deduction limit under Code Section 162(m), the Committee must satisfy the requirements of Code Section 162(m) with respect to who is entitled to make such a grant. For purposes of the Plan, the term “Administrator” shall refer to the Board and, upon its delegation to the Committee of all or part of its authority to administer the Plan, to the Committee. Subject to the provisions of the Plan, the Administrator shall have full and final authority to take any action with respect to the Plan, including, without limitation, the authority to:

(a) Interpret the provisions of the Plan, the Agreements and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

(b) Determine which Employees, directors and consultants shall be granted Stock Rights;

(c) Determine the number of Shares with respect to which a Stock Right or Stock Rights may be granted under the Plan;

(d) Determine the number of Shares for which a Stock Right or Stock Rights shall be granted to any Participant(s);

(e) Determine the terms and conditions upon which a Stock Right or Stock Rights may be granted;

(f) Accelerate the date that any Stock Right which was not otherwise exercisable, vested and/or earned shall become exercisable, vested and/or earned, and/or modify and/or extend the terms and conditions for exercise, vesting and/or earning of a Stock Right, provided, however, that the date of exercise, vesting, earning and/or payment of a Stock Right that is subject to Code Section 409A may not be accelerated if such acceleration would violate the provisions of Code Section 409A; and

(g) Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company or to Plan Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall (unless the Participant consents otherwise) be made and prescribed in such a manner as to preserve the tax status under Code Section 422 of those Options which are ISOs and to cause all Stock Rights either to continue to be exempt from the application of, or to remain in compliance with the requirements of, Code Section 409A (as the case may be). Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee. No member of the Board or the Committee, as applicable, shall be liable while acting in a Plan administrative capacity for any action or determination made in good faith with respect to the Plan, a Stock Right or an Agreement. The members of the Board and/or the Committee, as applicable, shall be entitled to indemnification and reimbursement in such manner provided in the Company’s certificate of incorporation and bylaws and/or under applicable laws, rules and regulations (“Applicable Law”).

To the extent permitted under Applicable Law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time.

5.	ELIGIBILITY FOR PARTICIPATION.

The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be an Employee, director or consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights.

6.	TERMS AND CONDITIONS OF OPTIONS.

Each Option shall be set forth in writing in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. To the extent that an Option is designated as an ISO but does not qualify as such under Code Section 422, the Option (or portion thereof) shall be treated as a Non-Qualified Option. The Agreements for Options shall be subject to at least the following terms and conditions:

(a) Non-Qualified Options:  Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

(i) Option Price:  Each Agreement shall state the option price (per share) of the Shares covered by each Option, which option price shall be determined by the Administrator but shall not be less than the Fair Market Value per share of Common Stock. Notwithstanding the foregoing, the Administrator may in its discretion authorize the grant of substitute or assumed Options of an acquired entity with an Option price not equal to at least 100% of the Fair Market Value of the stock on the date of grant if the terms of such substitution or assumption otherwise comply, to the extent deemed applicable, with Code Section 409A and Code Section 424(a).

(ii) Number of Shares:  Each Agreement shall state the number of Shares to which it pertains.

(iii) Option Periods:  Each Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events.

(iv) Grant Date:  An Option shall be considered to be granted on the date that the Administrator acts to grant the Option, or on such other date as may be established by the Administrator in accordance with Applicable Laws.

(b) ISOs:  Each Option intended to be an ISO shall be issued only to an Employee and be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Code Section 422:

(i) Minimum standards:  The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(a) above.

(ii) Option Price:  Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Code Section 424(d):

(A) 10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Shares on the date of the grant of the Option; or

(B) More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value on the date of grant.

(iii) Term of Option:  For Participants who own:

(A) 10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than 10 years from the date of the grant or at such earlier time as the Agreement may provide; or

(B) More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Agreement may provide.

(iv) Limitation on Options Becoming Exercisable in Any Year:    The aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar shall not exceed $100,000. To the extent that ISOs granted to a Participant first become exercisable during any calendar year with respect to stock having a Fair Market Value (determined at the time each ISO is granted) in excess of $100,000, the Option shall be treated as a Non-Qualified Option.

(v) Limitation on ISOs:  The maximum number of Shares with respect to which ISOs may be granted under the Plan is 3,000,000.

7.	TERMS AND CONDITIONS OF STOCK GRANTS.

Subject to the terms of the Plan, the Administrator shall have discretion to award Stock Grants to such Participants, and upon such terms and conditions, as it may determine. Each offer of a Stock Grant to a Participant shall state the date prior to which (or, in the case of a Stock Grant for which the Participant must pay a purchase price that is less than the Fair Market Value of the Shares to which the Stock Grant relates on the date the Stock Grant is made, the date on which) the Stock Grant must be accepted by the Participant, and the principal terms of each Stock Grant shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(a) Each Agreement shall state the purchase price (per share), if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law on the date of the grant of the Stock Grant;

(b) Each Agreement shall state the number of Shares to which the Stock Grant pertains; and

(c) Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time and events upon which such rights shall accrue and the purchase price therefor, if any.

8.	TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

Subject to the terms of the Plan, the Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company.

9.	EXERCISE OF OPTIONS AND ISSUANCE OF SHARES.

An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee, together with provision for payment of the full purchase price in accordance with this Paragraph 9 for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the

Agreement. Such notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Agreement or Applicable Law. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Administrator, by having the Company retain from the shares otherwise issuable upon exercise of the Option, a number of shares having a Fair Market Value equal as of the date of exercise to the exercise price of the Option, (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above, or (f) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Code Section 422.

The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance but that the delivery of any Shares shall be in compliance with any requirements imposed under Code Section 409A. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to an Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 28) if such acceleration would violate the annual vesting limitation contained in Code Section 422(d), as described in Paragraph 6(b)(iv).

The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant’s Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any Option shall be made only after the Administrator determines whether such amendment would constitute a “modification” of any Option which is an ISO (as that term is defined in Code Section 424(h)) or would cause any adverse tax consequences for the holder of such Option, and no such amendment will be made if it would cause the Option to violate the requirements of Code Section 409A.

10.	STOCK GRANTS AND STOCK-BASED AWARDS; ISSUANCE OF SHARES.

A Stock Grant or Stock-Based Award (or any part or installment thereof) shall be granted on such date as may be determined by the Administrator and a Participant shall be required to execute the applicable Agreement and deliver it to the Company or its designee, together with provision for payment of the full purchase price, if any, in accordance with this Paragraph 10 for the Shares as to which such Stock Grant or Stock-Based Award is being accepted, and upon compliance with any other conditions set forth in the applicable Agreement. Payment of the purchase price, if any, for any Shares subject to a Stock Grant or Stock-Based Award shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of acceptance of the Stock Grant or Stock Based-Award to the purchase price of the Stock Grant or Stock-Based Award, or (c) at the discretion of the Administrator, by any combination of (a) and (b) above, or (d) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine.

The Company shall then, if required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was accepted to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance but that that the delivery of any Shares shall be in compliance with any requirements imposed under Code Section 409A.

The Administrator may, in its discretion, amend any term or condition of an outstanding Stock Grant, Stock-Based Award or applicable Agreement provided (i) such term or condition as amended is permitted by the Plan, and (ii) any such amendment shall be made only with the consent of the Participant to whom the Stock Grant or Stock-Based Award was made, if the amendment is adverse to the Participant.

11.	RIGHTS AS A SHAREHOLDER.

No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise of the Option or acceptance of the Stock Grant or as set forth in any Agreement, tender of the full purchase price, if any, for the Shares being purchased pursuant to such exercise or acceptance, satisfaction of any other conditions to issuance of the Shares as stated in the Plan or Agreement and registration of the Shares in the Company’s share register in the name of the Participant.

12.	ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

By its terms, a Stock Right other than an ISO granted to a Participant shall not be transferable by the Participant other than (a) by will or by the laws of descent and distribution, or (b) as approved by the Administrator in its discretion and set forth in the applicable Agreement, provided that no Stock Right that constitutes nonqualified deferred compensation subject to the requirements of Code Section 409A may be transferred by the Participant other than by will or the laws of descent and distribution. An ISO shall not be transferable other than by will or the laws of descent and distribution, or, in the Administrator’s discretion, as may otherwise be permitted in accordance with Treas. Reg. Section 1.421-1(b)(2) or any successor provision thereto. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph 12. Except as provided above, a Stock Right shall only be exercisable or may only be accepted, during the Participant’s lifetime, by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

13.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN “FOR CAUSE” OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Agreement, in the event of a termination of service (whether as an Employee, director or consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

(a) A Participant who ceases to be an Employee, director or consultant of the Company or of an Affiliate (for any reason other than termination “for cause,” Disability or death, for which events there are special rules in Paragraphs 14, 15, and 16, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Agreement.

(b) Except as provided in Subparagraph 13(c) below, or Paragraph 15 or 16, in no event may an Option intended to be an ISO be exercised later than three months after the Participant’s termination of employment.

(c) The provisions of this Paragraph, and not the provisions of Paragraph 15 or 16, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may

exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.

(d) Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute “cause”, then such Participant shall forthwith cease to have any right to exercise any Option.

(e) A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

(f) Except as required by law or as set forth in a Participant’s Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

14.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE “FOR CAUSE”.

Except as otherwise provided in a Participant’s Agreement, the following rules apply if the Participant’s service (whether as an Employee, director or consultant) with the Company or an Affiliate is terminated “for cause” prior to the time that all his or her outstanding Options have been exercised:

(a) All outstanding and unexercised Options, whether or not vested, as of the time the Participant is notified his or her service is terminated “for cause” will immediately be forfeited.

(b) For purposes of this Plan, “cause” shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or nonfeasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of “cause” will be conclusive on the Participant and the Company.

(c) “Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of “cause” occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause”, then the right to exercise any Option is forfeited.

(d) Any provision in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of “cause” for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

15.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Agreement:

(a) A Participant who ceases to be an Employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

(i) To the extent that the Option has become exercisable but has not been exercised on the date of Disability; and

(ii) In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

(b) A Disabled Participant may exercise such rights only within the period ending one year after the date of the Participant’s Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled and had continued to be an Employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

(c) The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

16.	EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Agreement:

(a) In the event of the death of a Participant while the Participant is an Employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors:

(i) To the extent that the Option has become exercisable but has not been exercised on the date of death; and

(ii) In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

(b) If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an Employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

17.	EFFECT OF TERMINATION OF SERVICE ON UNACCEPTED STOCK GRANTS.

In the event of a termination of service (whether as an Employee, director or consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant, such offer shall terminate.

For purposes of this Paragraph 17 and Paragraph 18 below, a Participant to whom a Stock Grant has been offered and accepted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

In addition, for purposes of this Paragraph 17 and Paragraph 18 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

18.	EFFECT ON STOCK GRANTS OR OTHER STOCK-BASED AWARDS OF TERMINATION OF SERVICE OTHER THAN “FOR CAUSE” OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Agreement, in the event of a termination of service (whether as an Employee, director or consultant), other than termination “for cause,” Disability or death for which events there are special rules in Paragraphs 19, 20, and 21, respectively, before the requirement, if any, that the Participant forfeit any Shares subject to a Stock Grant or other Stock-Based Award shall have lapsed, the Shares to which such restrictions have not lapsed at the time of termination shall be forfeited to the Company.

19.	EFFECT ON STOCK GRANTS OR OTHER STOCK-BASED AWARDS OF TERMINATION OF SERVICE “FOR CAUSE”.

Except as otherwise provided in a Participant’s Agreement, if the Participant’s service (whether as an Employee, director or consultant) with the Company or an Affiliate is terminated “for cause”, (i) before the requirement, if any, that the Participant forfeit any Shares subject to a Stock Grant or other Stock-Based Award shall have lapsed, the Shares to which such restrictions have not lapsed at the time of termination shall be forfeited to the Company, and (ii) each Share awarded to the Participant pursuant to any Stock Grant or other Stock-Based Award that is no longer subject to the requirement that the Participant forfeit the Shares shall be immediately subject to repurchase by the Company at $.0001.

20.	EFFECT ON STOCK GRANTS OR OTHER STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Agreement, the following rules apply if a Participant ceases to be an Employee, director or consultant of the Company or of an Affiliate by reason of Disability: to the extent the requirement, if any, that the Participant forfeit the shares subject to the Stock Grant or other Stock-Based Award has not lapsed on the date of Disability, the forfeiture requirement shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or other Stock-Based Award through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.

The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

21.	EFFECT ON STOCK GRANTS OR OTHER STOCK-BASED AWARDS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Agreement, the following rules apply in the event of the death of a Participant while the Participant is an Employee, director or consultant of the Company or of an Affiliate: to the extent the requirement, if any, that the Participant forfeit the shares subject to the Stock Grant or other Stock-Based Award has not lapsed on the date of death, the forfeiture requirement shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or other Stock-Based Award through the date of death as would have lapsed on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s death.

22.	PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares to be issued upon the particular exercise or acceptance of a Stock Right shall have been effectively registered under the Securities Act of 1933, as amended (the “Securities Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

(a) The person(s) who exercise(s) or accept(s) such Stock Right shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following (or a similar)

legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

(b) At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise or acceptance in compliance with the Securities Act without registration thereunder.

23.	DISSOLUTION OR LIQUIDATION OF THE COMPANY.

Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards that have not been accepted shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

24.	ADJUSTMENTS.

Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement:

(a) Stock Dividends and Stock Splits.  If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of an Option or acceptance of a Stock Grant shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the purchase price or exercise price per share, to reflect such events, as determined by the Administrator in its discretion. The number of Shares subject to the limitation in Paragraph 4(c) shall also be proportionately adjusted upon the occurrence of such events.

(b) Corporate Transactions.  Upon the Company consummating any transaction resulting in the Company consolidating with or being acquired by another entity in a merger, sale of all or substantially all of the Company’s assets, other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Options (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph 24(b)) over the exercise price thereof.

With respect to outstanding Stock Grants that have been accepted, the Administrator or the Successor Board, shall either (i) make appropriate provisions for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) terminate all Stock Grants in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Stock Grants over the unpaid purchase price thereof, if any. In addition, in the event of a Corporate Transaction, the Administrator may waive any or all Company repurchase rights with respect to outstanding Stock Grants.

(c) Recapitalization or Reorganization.  In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive, for the purchase price paid (if any) upon such exercise or acceptance, the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

(d) Adjustments to Stock-Based Awards.  Upon the happening of any of the events described in Subparagraphs 24(a), (b) or (c) above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 24, including, but not limited to the effect, if any, of a Corporate Transaction and, subject to Paragraph 4, its determination shall be conclusive.

(e) Modification of ISOs.  Notwithstanding the foregoing, any adjustments made pursuant to Subparagraphs 24(a), (b) or (c) above with respect to ISOs shall be made only after the Administrator determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Code Section 424(h)) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, in its discretion, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the ISO.

(f) Modification of Stock Grants.  Further notwithstanding the foregoing, any adjustments made pursuant to this Paragraph 24 (i) with respect to a Stock Grant that is intended to qualify for the performance-based compensation exemption to the application of the $1 million deduction limit under Code Section 162(m), shall be made in a manner consistent with the applicable requirements of Code Section 162(m) and (ii) with respect to Options intended to not provide for the deferral of compensation within the meaning of Code Section 409A, shall be made in a manner consistent with the applicable requirements of Code Section 409A. Such adjustment shall be conclusive and binding for all purposes.

25.	ISSUANCES OF SECURITIES.

Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

26.	FRACTIONAL SHARES.

No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

27.	WITHHOLDING.

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or in connection with a Disqualifying Disposition (as defined in Paragraph 28) or upon the lapsing of any right of repurchase, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock, is authorized by the Administrator (and permitted by Applicable Law). For purposes hereof, the Fair Market Value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise or vesting, as applicable. If the Fair Market Value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

28.	NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Code Section 424(c) and includes any disposition (including any sale or gift) of such shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Code Section 424(c). If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter without providing notification to the Company.

29.	EFFECTIVE DATE; TERMINATION OF THE PLAN.

(a) The Plan was effective May 3, 2011. For purposes of making a Stock Grant that is intended to qualify for the performance-based compensation exemption to the application of the $1 million deduction limit under Section 162(m), until such time as the Plan is approved by the stockholders in a manner intended to comply with Section 162(m), any such Stock Grant must be contingent on such stockholder approval and no such Stock Grant may be settled prior to such stockholder approval.

(b) The Plan will terminate on May 3, 2021, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination.

30.	AMENDMENT OF THE PLAN AND AGREEMENTS.

(a) The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Code Section 422, and to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

(b) Notwithstanding the provisions of Paragraph 31(a) or any other provision of the Plan, the following terms shall apply:

(i) Except for adjustments made pursuant to Paragraph 24, the option price for any outstanding Option (or base price of any outstanding SAR) may not be decreased after the date of grant, nor may any outstanding Option (or SAR) be surrendered to the Company as consideration for the grant of a new Option (or SAR) with a lower option price (or base price) than the original Option (or SAR), as the case may be, without shareholder approval of any such action.

(ii) Notwithstanding Paragraph 32(a)(i), the Administrator shall have unilateral authority to amend the Plan and any Stock Right (without Participant consent and without shareholder approval, unless such shareholder approval is required by Applicable Law) to the extent necessary to comply with Applicable Law or changes to Applicable Law (including but not limited to Code Section 409A, Code Section 422 and federal securities laws).

(iii) Notwithstanding Paragraph 32(a)(i), the Administrator shall have unilateral authority to make adjustments to the terms and conditions of Stock Rights in recognition of unusual or nonrecurring events affecting the Company or any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable accounting principles.

(iv) The Administrator has the unilateral authority to cause any Stock Right (or portion thereof) granted under the Plan to be canceled in consideration of an alternative award or cash payment of an equivalent cash value, as determined by the Administrator in its sole discretion, made to the holder of such canceled Stock Right; provided, however, that the grant of an alternative award or cash payment pursuant to this Paragraph 31(b)(iv) shall not be permitted without shareholder approval if such action would constitute a repricing under Paragraph 31(b)(i) herein.

31.	EMPLOYMENT OR OTHER RELATIONSHIP.

Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

32.	GOVERNING LAW.

This Plan shall be construed and enforced in accordance with the law of the State of Delaware, without regard to the conflicts of laws provisions of any state, and in accordance with applicable federal laws.

33.	COMPLIANCE WITH CODE SECTION 409A.

It is intended that Options and other Stock-Based Awards that are stock appreciation rights granted pursuant to this Plan will satisfy the requirements for the exemption from the requirements of Code Section 409A that is granted to “stock rights” pursuant to the Treasury regulations and other official guidance issued with respect to Code Section 409A. It is also intended generally that Stock Rights and other Stock-Based Awards granted pursuant to this Plan will satisfy for the exemption from the requirements of Code Section 409A that is granted to “short-term deferrals” or to transfers of restricted property pursuant to the Treasury regulations and other official guidance issued with respect to Code Section 409A. To the extent that any award under this Plan does not meet one of the exceptions from the application of Code Section 409A described in this paragraph, the terms of any Agreement evidencing an award granted under this Plan will contain such provisions as are necessary to comply with the requirements of Code Section 409A, including, but not limited to, the following:

(a) Generally:  Distributions may be made with respect to Stock Rights subject to Code Section 409A not earlier than upon the occurrence of one or more of the following events: (A) separation from service;

(B) disability; (C) death; (D) a specified time or pursuant to a fixed schedule; (E) a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company; or (F) the occurrence of an unforeseeable emergency. Each of the preceding distribution events shall be defined and interpreted in accordance with Code Section 409A.

(b) Payments to Specified Employees:  With respect to Participants who are “specified employees” (as defined by the Company in accordance with Code Section 409A), a distribution of amount that constitute a “deferral of compensation” (as defined in Code Section 409A) due to separation from service may not be made before the date that is six months after the date of separation from service (or, if earlier, the date of death of the Participant), except as may be otherwise permitted pursuant to Code Section 409A. The aggregate amount of payments the Participant would have received but for the application of this section shall be paid during the seventh month following separation from service; all remaining payments shall be made in their ordinary course or as may be otherwise permitted under Code Section 409A.

(c) No Acceleration:  Acceleration of the time or schedule of any payment under the Plan that is subject to Code Section 409A (or that would become subject to Code Section 409A as a result of such acceleration) is prohibited, except that, to the extent permitted by the Administrator, acceleration of the time and/or form of a payment (including but not limited to de minimis payments), where such accelerations do not violate Code Section 409A, may be allowed.

(d) Deferral Elections:

(i) In the sole discretion of the Administrator, a Participant may be permitted to make an election as to the time or form of any distribution from a Stock Right other than an Option or stock appreciation right, provided that, except as specified in (ii), (iii) and (iv) below, such election is made and becomes irrevocable not later than the close of the taxable year preceding the taxable year in which the services for which the Stock Right is granted are to be performed, or at such other time or times as may be permitted under Code Section 409A.

(ii) In the case of the first year in which the Participant becomes eligible to participate in the Plan, the election described in (i) may be made with respect to services to be performed after the election within 30 days after the date the Participant becomes eligible to participate in the Plan.

(iii) In the case of any performance-based compensation (as that term is defined in Code Section 409A), where such compensation is based on services performed over a period of at least 12 months, the election described in (i) may be made no later than six months before the end of the period.

(iv) In the case of any Stock Right subject to a substantial risk of forfeiture (as defined in Code Section 409A), the election described in (i) may be made within 30 days of the date the Participant first obtains a legally binding right to the Stock Right, provided that the Stock Right requires the Participant to perform at least 12 months of service after such election is made.

(v) Changes to Elections: To the extent that the Administrator, in its sole discretion, permits a subsequent election to delay a payment or change the form of payment that has been specified under (i), (ii), (iii) or (iv) above, the following provisions shall apply:

(A) Such election may not take effect until 12 months after the date on which the election is made;

(B) Where the payment is to be made for reasons other than death, disability or unforeseeable emergency, as those terms are defined in Paragraph 34(a), above, the first payment with respect to which such election is made must be deferred for a period of not less than five years from the date such payment would otherwise have been made; and

(C) Any election related to a payment based upon a specified term or pursuant to a fixed schedule, as such terms are defined in Paragraph 34(a), above, may not be made later than 12 months before the date of the first scheduled payment hereunder.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Global Telecom & Technology, Inc. 2011 Employee, Director and Consultant Plan is, by the authority of the Board of Directors of the Company, executed on behalf of the Company, effective, except as otherwise specifically provided herein, as of the 3rd day of May, 2011.

GLOBAL TELECOM & TECHNOLOGY, INC.

By:
Name:
Title:

ATTEST:

Secretary

▄
GLOBAL TELECOM & TECHNOLOGY, INC.
8484 Westpark Drive
Suite 720
McLean, Virginia 22102
ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF GLOBAL TELECOM & TECHNOLOGY, INC.
      The undersigned appoints Richard D. Calder, Jr. and Chris McKee, and each of them, with full power to act without the other, as proxies, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Global Telecom & Technology, Inc. (“GTT”) held of record by the undersigned on April 18, 2011, at the Annual Meeting of Stockholders to be held on June 9, 2011, or any postponement or adjournment thereof.
THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTORS AND “FOR” APPROVAL OF THE GLOBAL TELECOM & TECHNOLOGY, INC. 2011 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN.
(Continued and to be signed on the reverse side)

▄	14475	▄

ANNUAL MEETING OF STOCKHOLDERS OF
GLOBAL TELECOM & TECHNOLOGY, INC.
June 9, 2011
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.gt-t.net/investors
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
↓  Please detach along perforated line and mail in the envelope provided.  ↓
■    20830000000000000000   4                                                  060911

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL DIRECTORS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1. Election of Directors:				2.	Approval of the Global Telecom & Technology, Inc. 2011 Employee, Director and Consultant Stock Plan.	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: O Richard D. Calder, Jr. O H. Brian Thompson O S. Joseph Bruno O Didier Delepine O Rhodric C. Hackman O Howard E. Janzen O Morgan E. O’Brien O Theodore B. Smith, III		3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
				THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL DIRECTORS.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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